SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Commission File Number:  ________________

PETROSEARCH ENERGY CORPORATION
(Exact name of small Business Issuer as specified in its charter)

NEVADA	20-2033200
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)
1311
(Primary Standard Industrial Classification Code)
675 Bering Drive, Suite 200
Houston, Texas	77057
(Address of principle executive offices)	(Zip Code)

(713) 961-9337
Issuer’s telephone number, including area code

RICHARD D. DOLE
CHIEF EXECUTIVE OFFICER AND PRESIDENT
PETROSEARCH ENERGY CORPORATION
675 BERING DRIVE, SUITE 200
HOUSTON, TEXAS  77057

Copies to:

ROBERT D. AXELROD, ESQ.
AXELROD, SMITH & KIRSHBAUM, P.C.
5300 MEMORIAL DRIVE, SUITE 700
HOUSTON, TEXAS  77007
(713) 861-1996

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee (2)
Common Stock, $.001 par value (3)	2,146,913	$0.70	$1,502,839	$59.06
Common Stock, $.001 par value/ Underlying Secured Convertible Promissory Note (4)	3,000,000	$0.70	$2,100,000	$82.53
Common Stock, $.001 par value/ Underlying Secured Convertible Promissory Note (5)	7,714,285	$0.70	$5,400,000	$212.22
Common Stock, $0.001 par value/ Underlying Warrants (6)	964,286	$2.00	$1,928,572	$75.79
Common Stock, $0.001 par value/ Underlying Warrants (7)	6,440,000	$0.92	$5,924,800	$232.84
Common Stock, $0.001 par value/ Underlying Warrants (8)	1,928,574	$1.50	$2,892,861	$113.69
Common Stock, $0.001 par value/ Underlying Warrants (9)	5,000,000	$1.40	$7,000,000	$275.10

TOTAL	27,194,058		$26,749,072	$1,051.23

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without consideration which results in an increase in the number of registrant’s outstanding shares of common stock.

(2)	This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457 under the Securities Act of 1933, as amended.
(3)	Shares of Common Stock issued to selling stockholders.
(4)	Represents shares issuable upon the conversion of the principal of an 8% Senior Secured Convertible Promissory Note.
(5)	Represents shares issuable upon the conversion of the principal of an 8% Senior Secured Convertible Promissory Note.
(6)	Represents shares issuable upon the exercise of warrants with an exercise price of $2.00 per share.
(7)	Represents shares issuable upon the exercise of warrants with an exercise price of $0.92 per share.
(8)	Represents shares issuable upon the exercise of warrants with an exercise price of $1.50 per share.
(9)	Represents shares issuable upon the exercise of warrants with an exercise price of $1.40 per share.

DELAYING AMENDMENT UNDER RULE 473(A): The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to section 8(a), may determine.

The information in this prospectus is subject to completion or amendment. The securities covered by this prospectus cannot be sold until the registration statement filed with the Securities and Exchange Commission becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAYBE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED FEBRUARY 1,2008

PETROSEARCH ENERGY CORPORATION
27,194,058 SHARES OF COMMON STOCK

This prospectus relates to the offering for resale of up to 2,146,913 shares of our common stock, $0.001 par value currently held by certain selling stockholders, 10,714,285 shares of our common stock, $0.001 par value issuable upon the conversion of a series of Secured Convertible Promissory Notes and 14,332,860 shares of common stock underlying warrants currently held by certain selling stockholders. For a list of the selling stockholders, please see "Selling Stockholders."  We are not selling any shares of our Common Stock in this offering and therefore will not receive any proceeds from the sale thereof. We may, however, receive proceeds upon the exercise of the warrants held by certain selling stockholders for whom we are registering the underlying shares in the event that such warrants are exercised and paid for.  We will bear all expenses, other than selling commissions and fees of the selling stockholders, in connection with the registration and sale of the shares being offered by this prospectus.

These shares may be sold by the selling stockholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Our Common Stock currently trades on the OTC Bulletin Board and is quoted on OTC Bulletin Board Quotation Systems under the symbol "PTSG.OB."  On January 25,2008 the last reported sales price of our Common Stock was $0.70 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISKS.  PLEASE REFER TO THE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS___________________.

PETROSEARCH ENERGY CORPORATION
675 BERING DRIVE, SUITE 200
HOUSTON, TEXAS  77057
(713) 961-9337

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto.  Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Petrosearch Energy Corporation and its consolidated subsidiaries.

The Company

Petrosearch Energy Corporation (the “Company”), a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company.  We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003.  (All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas.)  We are a resource based energy company with operations focused in two main areas of the lower 48 states of the United States with existing production in North Dakota, Texas and Oklahoma.   A majority of our effort over the next 12 months will focus on growth through the drill bit in our two Core Areas:

▪	The Barnett Shale project through our participation in DDJET Limited LLP;
▪	The Texas Panhandle water flood that we operate; and

Our goal is to develop additional production and reserves from our existing resource base.  We are the successor to the business of Petrosearch Corporation, a Texas corporation that was formed in August 2003.  In November 2004, shareholders of Petrosearch Corporation approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004.  The effect of the merger, among other things, was to re-domicile to Nevada.  Upon the completion of the merger, shareholders of Petrosearch Corporation were issued shares of our common and preferred stock representing 100% of the then issued and outstanding common and preferred shares.

Our common shares have been publicly traded on the OTC Bulletin Board under the symbol “PTSG” since November, 2005.   Our principal offices are located at 675 Bering Drive, Suite 200, Houston, Texas 77057, and our telephone number is 713-961-9337.  Our website is www.petrosearch.com.

The Offering

Outstanding	41,239,738 shares (as of January 25, 2008 )
Common Stock

Common Stock Offered
Up to 2,146,913 shares of common stock held by certain selling stockholders, 10,714,285 shares of our common stock, $0.001 par value issuable upon the conversion of a series of 8% Senior Secured Convertible Promissory Notes and 964,286 shares of common stock issuable upon the exercise of warrants, which have an exercise price of $2.00 per share, 6,440,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $0.92 per share, 1,928,574 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.50 per share and 5,000,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.40 per share.

Offering Price	Determined at the time of sale by the selling stockholders.

Proceeds
We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. We will, however, receive proceeds of approximately $17,746,234 upon the exercise of and payment for the warrants held by certain selling stockholders for which we have registered the underlying shares, if all such warrants are exercised. Proceeds, if any, received from the exercise of warrants will be used for general corporate purposes.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks described below before deciding to purchase shares of our Common Stock.  If any of the events, contingencies, circumstances or conditions described in the risks below actually occurs, our business, financial condition or results of operations could be seriously harmed.  The trading price of our Common Stock could, in turn, decline and you could lose all or part of your investment.

Risks Related to the Company

Our limited history makes an evaluation of us and our future extremely difficult, and profits are not assured.

We have a limited operating history, having begun commercial drilling operations in August 2003.  There can be no assurance that we will be profitable in the future or that the shareholders’ investments in us will be returned to them in full, or at all, over time.  In view of our limited history in the oil and gas exploration business, an investor must consider our business and prospects in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  There can be no assurance that we will be successful in undertaking any or all of the activities required for successful commercial drilling operations.  Our failure to undertake successfully such activities could materially and adversely affect our business, prospects, financial condition and results of operations.  In addition, there can be no assurance that our exploration and production activities will produce oil and gas in commercially viable quantities, if any at all.  There can be no assurance that sales of our oil and gas production will ever generate significant revenues, that we will ever generate additional positive cash flow from our operations or that we will be able to achieve or sustain profitability in any future period.

We have experienced recent substantial operating losses and may incur additional operating losses in the future.

During the nine month period ended September 30, 2007 we incurred a net operating loss of $1,993,897.  In the event we are unable to increase our gross margins, reduce our costs and/or generate sufficient additional revenues to offset our increased costs, we may continue to sustain losses and our business plan and financial condition will be materially and adversely affected.

If we default under the February 2007 and/or the November 2007 Senior Secured Convertible Promissory Notes the principal and accrued interest would become due and payable which could subject our assets which are pledged as collateral to foreclosure and would substantially harm our cash position and business prospects.

In February 2007 and November 2007,we borrowed $10,000,000 and $8,100,000, respectively, under a series of 8% Senior Secured Convertible Promissory Notes. The Promissory Notes contain events of default which, if triggered, would require us to pay the principal and accrued interest under the Promissory Note immediately (after the expiration of applicable cure periods). If an event of default occurs under the Promissory Note and the holders declare all outstanding principal and interest immediately due and payable, we may not be able to pay the Promissory Note and our collateral would be subject to foreclosure by the lender. If we are able to pay the note, our cash position and business prospects would be substantially harmed.

The trading price of our common stock entails additional regulatory requirements, which may negatively affect such trading price.

The trading price of our common stock is below $5.00 per share.  As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock.  As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

We are dependent on key personnel.

We depend to a large extent on the services of certain key management personnel, including our executive officers and other key consultants, the loss of any of which could have a material adverse effect on our operations. Specifically, we rely on Mr. Richard Dole, Chairman, President and CEO, to maintain the strategic direction of the Company.  We also rely on Mr. Wayne Beninger, Chief Operating Officer, to oversee the technical evaluation of projects as well as operations of the Company.  Although Messrs. Dole and Beninger currently serve under employment agreements, there is no assurance that they will continue to be employed by us.  We do not maintain, nor do we plan to maintain, key-man life insurance with respect to any of our officers or directors.

We are subject to potential liability from operations.

We are subject to potential liability from our operations, such as injuries to employees or third parties, which are inherent in the management of oil and gas programs.  While we intend to obtain and maintain appropriate insurance coverage for these risks, there can be no assurance that our operations will not expose us to liabilities exceeding such insurance coverage or to liabilities not covered by insurance.

We may experience potential fluctuations in results of operations.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of project results; (b) swings in availability of drilling services needed to implement projects and the pricing of such services; (c) a volatile oil and gas pricing market which may make certain projects that we undertake uneconomic; (d)  the ability to attract new independent professionals with prospects in a timely and effective manner; and (e) the amount and timing of operating costs and capital expenditures relating to conducting our business operations and infrastructure.  As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast  revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

We participate in oil and gas leases with third parties.

We may own less than 100% of the working interest in certain leases acquired by us, and other parties will own the remaining portion of the working interest.  Financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person.  We could be held liable for the joint activity obligations of the other working interest owners such as nonpayment of costs and liabilities arising from the actions of the working interest owners.  In the event other working interest owners do not pay their share of such costs, we would likely have to pay those costs.  In such situations, if we were unable to pay those costs, we could become insolvent.

We may issue additional shares of common stock in the future, which could cause dilution to all shareholders.

We may seek to raise additional equity capital in the future.  Any issuance of additional shares of our common stock will dilute the percentage ownership interest of all shareholders and may dilute the book value per share of our common stock.

Expansion of our exploration program will require capital from outside sources.

We do not currently have the financial resources to explore and drill all of our currently identified prospects.  Absent raising additional capital or entering into joint venture agreements, we will not be able to increase our exploration and drilling operations at the projected rate.  This could limit the size of our business. There is no assurance that capital will be available in the future to us or that capital will be available under terms acceptable to us.  We will need to raise additional money, either through the sale of equity securities (which could dilute the existing stockholders' interest), through the entering of joint venture agreements (which, while limiting our risk, could reduce our ownership interest in particular assets), or from borrowings from third parties (which could result in additional assets being pledged as collateral and which would increase our debt service requirements).

We depend on industry vendors and may not be able to obtain adequate services.

We are and will continue to be largely dependent on industry vendors for the success of our oil and gas exploration projects.  These contracted services include, but are not limited to, accounting, drilling, completion, workovers (remedial down hole work on a well) and reentries (entering an existing well and changing the direction and/or depth of a well), geological evaluations, engineering, leasehold acquisition (landmen), operations, legal, investor relations/public relations, and prospect generation.  We could be harmed if we fail to attract quality industry vendors to participate in the drilling of prospects which we  identify or if our industry vendors do not perform satisfactorily.  We often have, and will continue to have, little control over factors that would influence the performance of our vendors.

We rely on third parties for production services and processing facilities.

The marketability of our production depends upon the proximity of our reserves to, and the capacity of, facilities and third party services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities.  The unavailability or lack of capacity of such services and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties.  A shut-in or delay or discontinuance could materially adversely affect our financial condition.  In addition, federal and state regulation of oil and natural gas production and transportation affect our ability to produce and market oil and natural gas on a profitable basis.

We may not operate all projects.

We may not operate all properties in which we have an interest; as a result, we may have limited ability to exercise influence over, and control the risks associated with, operations of these properties.  The failure of a well operator to adequately perform operations, an operator's breach of the applicable agreements or an operator's failure to act in ways that are in our best interest could reduce our production and revenues.  The success and timing of our development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator's timing and amount of capital expenditures;expertise and financial resources; inclusion of other participants in drilling wells; and use of technology.

There is limited liquidity in our shares.

There is a limited market for our shares of common stock and an investor may not be able to liquidate his or her investment regardless of the necessity of doing so.  The prices of our shares are highly volatile. This could have an adverse effect on developing and sustaining the market for our securities.  If the market price of our common stock declines significantly, you may be unable to resell your common stock at or above the public offering price.  We cannot assure you that the market price of our common stock will not fluctuate or decline significantly, including a decline below the public offering price, in the future.  In addition, the stock markets in general can experience considerable price and volume fluctuations.

General Risks of the Oil and Gas Business

We are subject to drilling and operational hazards.

The oil and gas business involves a variety of operating risks, including blowouts, cratering and explosions, mechanical and equipment problems, uncontrolled flows of oil and gas or well fluids, fires, marine hazards with respect to offshore operations, formations with abnormal pressures, pollution and other environmental risks, and natural disasters.  Any of these events could result in loss of human life, significant damage to property, environmental pollution, impairment of our operations and substantial losses.  Locating pipelines near populated areas, including residential areas, commercial business centers and industrial sites, could increase these risks.  In accordance with customary industry practice, we will maintain insurance against some, but not all, of these risks and losses.  The occurrence of any of these events not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

We have competition from other companies.

A large number of companies and individuals engage in drilling for gas and oil, and there is competition for the most desirable prospects.  We will encounter intense competition from other companies and other entities in the sale of our gas and oil production.  We could be competing with numerous gas and oil companies which may have financial resources significantly greater than ours.  Further, the quantities of gas and oil to be delivered by us may be affected by factors beyond our control, such as the inability of the wells to deliver at the necessary quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by federal and state regulatory agencies.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oilfield services could materially adversely impact us.

Drilling activity in the area of our proposed initial activities is extremely high. Increased drilling activity in these areas could decrease the availability of rigs and our access to oilfield services.  Either shortages or increases in the cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our operations.  There can be no assurance that we will be able to obtain the necessary equipment or services may not be available to us at economical prices.

Oil and gas prices are volatile.

Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results.  Lower oil and gas prices also may reduce the amount of oil and gas that we can produce economically.  High oil and gas prices could preclude acceptance of our business model.  Depressed prices in the future would have a negative effect on our future financial results.  Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.  Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply of and demand, market uncertainty and a variety of additional factors that are beyond our control.  These factors include, the domestic and foreign supply of oil, the level of consumer product demand, weather conditions, political conditions in oil producing regions, including the Middle East, the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls, the price of foreign imports, actions of governmental authorities, domestic and foreign governmental regulations, the price, availability and acceptance of alternative fuels; and overall economic conditions.  These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices.  Our inability to respond appropriately to changes in these factors could negatively affect their profitability.

We may have writedowns of our assets due to price volatility.

SEC accounting rules require us to review the carrying value of our oil and gas properties on a quarterly basis for possible write-down or impairment.  Under these rules, capitalized costs of proved reserves may not exceed a ceiling calculated at the present value of estimated future net revenues from those proved reserves.  Capital costs in excess of the ceiling must be permanently written down.  A decline in oil and natural gas prices or a change in reserve estimates could cause a write down which would negatively affect our net income.

Estimates of oil and gas reserves are uncertain and may vary substantially from actual production.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of expenditures, including many factors beyond our control.  Our oil and  gas reserves set forth in this Form 10-KSB represent the estimated quantities of oil and gas based on reports prepared by third party reserve engineers.  There is a reasonable certainty of recovering the proved reserves as disclosed in those reports.    Information relating to our proved oil and gas reserves is based upon engineering data which demonstrates, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available geological, geophysical, engineering and economic data, the precision of the engineering and judgment. As a result, estimates of different engineers often vary. The estimates of reserves, future cash flows and present value are based on various assumptions, including those prescribed by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds, and are inherently imprecise.

We are subject to governmental regulations.

Gas and oil operations in the United States are subject to extensive government regulation and to interruption or termination by governmental authorities on account of ecological and other considerations. The Environmental Protection Agency of the United States and the various state departments of environmental affairs closely regulate gas and oil production effects on air, water and surface resources.  Furthermore, proposals concerning regulation and taxation of the gas and oil industry are constantly before Congress.  It is impossible to predict future proposals that might be enacted into law and the effect they might have on us.  Thus, restrictions on gas and oil activities, such as production restrictions, price controls, tax increases and pollution and environmental controls may have a material adverse effect on us.

The oil and gas industry is subject to hazards related to pollution and environmental issues.

Hazards in the drilling and/or the operation of gas and oil properties, such as accidental leakage or spillage, are sometimes encountered.  Such hazards may cause substantial liabilities to third parties or governmental entities, the payment of which could reduce distributions or result in the loss of our leases.  Although it is anticipated that insurance will be obtained by third-party operators for our benefit, we may be subject to liability for pollution and other damages due to environmental events which cannot be insured against due to prohibitive premium costs, or for other reasons.  Environmental regulatory matters also could increase substantially the cost of doing business, may cause delays in producing oil and gas or require the modification of operations in certain areas.

We may experience rapid increases in our operating costs.

The gas and oil industry historically has experienced periods of rapid cost increases from time to time.  Increases in the cost of exploration and development would affect our ability to acquire equipment and supplies.  Increased drilling activity could lead to shortages of equipment and material which would make timely drilling and completion of wells impossible.  The costs of producing oil and gas and conducting field operations may also be subject to rapid cost changes that are not in our control.  There is no assurance that over the life of any project there will not be fluctuating or increasing costs in doing business.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management and information currently available to management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements, which speak only to the date made. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no duty to update these forward-looking statements.

For a discussion of some additional factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 2. The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

We operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.  All forward-looking statements included in this prospectus are based on information available to us on the date of the prospectus.  Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of Common Stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

THE BUSINESS

OVERVIEW

Petrosearch Energy Corporation (the “Company”), a Nevada corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company.  We are the successor of Petrosearch Corporation, a Texas corporation formed in August 2003.  (All references to capitalization and business operations herein apply to our current capitalization and operating history, including our predecessor, Petrosearch Texas.)  We are a resource based energy company with operations focused in two main areas of the lower 48 states of the United States with existing production in North Dakota, Texas and Oklahoma.   A majority of our effort over the next 12 months will focus on growth through the drill bit in our two Core Areas:

▪	The Barnett Shale project through our participation in DDJET Limited LLP;
▪	The Texas Panhandle water flood that we operate; and

Our goal is to develop additional production and reserves from our existing resource base.

OUR HISTORY

We are the successor to the business of Petrosearch Corporation, a Texas corporation that was formed in August 2003.  In November 2004, shareholders of Petrosearch Corporation approved a 6.5-to-1 reverse stock split which took effect immediately prior to its merger with the Company on December 30, 2004.  The effect of the merger, among other things, was to re-domicile to Nevada.  Upon the completion of the merger, shareholders of Petrosearch Corporation were issued shares of our common and preferred stock representing 100% of the then issued and outstanding common and preferred shares.

Shares of our common stock have been publicly traded on the OTC Bulletin Board under the symbol “PTSG” since November 2005.   Our principal offices are located at 675 Bering Drive, Houston, Texas 77057, and our telephone number is 713-961-9337.  Our website is www.petrosearch.com.

Business Plan

We are a resource based energy company with operations focused in two core areas of the lower 48 states of the United States. Our strategic goal is to build intrinsic shareholder value through focused operations in our two core property areas while maintaining a low cost structure at every level of our Company.  We intend to bring additional production and revenues from our existing high quality resource base.  We also continue to identify and evaluate other potential opportunities that would complement our current business plan and create economic value.

Over the past two years, we have assembled an inventory of high quality drilling opportunities in our core focus areas. We have a budget of approximately $11-12 million for lease acquisition and drilling in our Barnett Shale partnership over the next year; and we have 23 producing locations for development on our Texas panhandle waterflood.  In the Barnett Shale project we have accumulated a significant leasehold position inside our 2 million acre, 8-county Contract Area and a multi-rig drilling program is planned for the area over the next several years. We have embarked on a program to exploit this inventory for the benefit of our shareholders.

As of December 31, 2006 we have $29,424,306 of pre-tax PV-10 for proved reserves associated with our properties, which do not include reserves associated with our Barnett Shale project.  We are also focused on maintaining a low cost structure throughout our business by maintaining tight control on our corporate overheads and operating costs in our properties.

Customers

Excluding our revenue from the DDJET Partnership, which is marketed by the Operator of the Project and comprises 34% of our 2007 revenue, we currently have five customers who purchase our oil and gas products.  During the fiscal year ended December 31, 2007, our revenues for production sales from a total of five customers were comprised of the following percentages:  Eighty Eight Oil, LLC--42%;  Bear Paw Energy, LLC—4%; Eagle Rock-- 1%; Plains Marketing—8%; and Upstream—11%.  However, we believe there is a sufficient market to support our revenues in the event we were to lose some or all of our current customers given the nature of the high demand of our products.

Competition

The petroleum and natural gas industry is intensely competitive, and we compete with other companies that have substantially larger financial resources operations, staffs and facilities.  Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market oil and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.  In addition, such companies may have a greater ability to continue exploration activities during periods of low hydrocarbon market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment

Governmental Regulations and the Cost of Compliance

We are an independent crude oil and natural gas exploration and development company.  Federal, state and local laws and regulations have been enacted regulating the industry which creates liability for certain environmental contamination.  Environmental laws regulate, among other things, the transportation, storage, and handling of oil and gas products.  Governmental regulations govern matters such as the protection of fresh water sources, both surface and subsurface, remediation of soil and water contamination resulting from business operations or accidents, disposal of residual chemical wastes, operating procedures, waste water discharges, air emissions, fire protection, worker and community right-to-know and emergency response plans.  Moreover, so-called "toxic tort" litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage.  These legal developments present a risk of liability should we be deemed to be responsible for contamination or pollution caused or increased by any activities we undertake, or for an accident which occurs in the course of such activities.  There can be no assurance that our policy of establishing and implementing proper procedures for complying with environmental regulations will be effective at preventing us from incurring a substantial environmental liability.  If we were to incur a substantial uninsured liability for environmental damage, our financial condition could be materially adversely affected.

We presently have the ability to deliver remediation and recycling services through our vendors that meet applicable federal and state standards for the delivery of our services, and for the level of contaminant removal.  The government can, however, impose new standards.  If new regulations were to be imposed, we may not be able to comply in either the delivery of our services, or in the level of contaminant removal from the waste stream.

Permits are generally required by federal and state environmental agencies for the operation of our activities. The costs of acquiring the operating permits have been borne by us. Most of these permits must be renewed periodically and the governmental authorities involved have the power, under various circumstances, to revoke, modify, or deny issuance or renewal of these permits.

Environmental Laws and Regulations

Our operations are subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on specified lands within wilderness, wetlands and other protected areas, require remedial measures to mitigate pollution from former operations, such as pit closure and plugging abandoned wells, and impose substantial liabilities for pollution resulting from production and drilling operations. To the extent laws are enacted or other governmental action is taken that restricts drilling or imposes more stringent and costly waste handling, disposal and cleanup requirements, our business and prospects could be adversely affected.  At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Employees

As of December 31, 2007, we had five full-time employees and one part time employee, of which three are in executive positions.  None of our employees are represented by a union and we consider our employee relations to be good.

Research and Development Expenditures

During fiscal years 2006-2007, we did not have any expenses for research and development costs.

DESCRIPTION OF PROPERTIES

Office Properties

We currently have two office locations, one in Houston and one in Dallas, Texas.  The addresses are as follows:

675 Bering Drive, Suite 200	4925 Greenville Avenue, Suite 670
Houston, TX 77057	Dallas, Texas 75206

On August 1, 2005, we leased our Dallas location, comprised of approximately 2,100 square feet of office space which is held under a sixty-four month lease at a rate of approximately $2,800 per month (with payments which began December 2005).  Since July 15, 2005, our principle executive offices have been approximately 3,700 square feet of office space at 675 Bering Drive, Houston, Texas.  We hold this space under a five-year lease agreement at a lease rate of approximately $5,000 per month.  We believe these properties are adequate for our corporate office needs.

EXPLORATION AND DEVELOPMENT ACTIVITIES

Oil and Natural Gas Reserves

Our estimate of proved reserves is based on the quantities of oil and gas which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. For example, we must estimate the amount and timing of future operations, development activities and costs, and work-over costs, all of which may in fact vary considerably from actual results. In addition, as prices and costs change from year to year, the estimate of proved reserves also changes.  Any significant variance in these assumptions could materially affect the estimated quantity and value of our reserves.

Despite the inherent imprecision in these engineering estimates, our reserves are used throughout our financial statements. For example, since we use the unit-of-production method to amortize our oil and gas properties, the quantity of reserves could significantly impact our depreciation, depletion and amortization expense and accretion expense. Our oil and gas properties are also subject to a "ceiling" limitation based in part on the quantity of our proved reserves. Finally, these reserves are the basis for our supplemental oil and gas disclosures.  For the vast majority of our reserves, we engage independent petroleum engineering firms to prepare our estimates of proved hydrocarbon liquid and gas reserves.  These reserve estimates have not previously been filed with any other Federal authority or agency.

The following tables set forth summary information with respect to our proved reserves as of December 31, 2006, as estimated by compiling reserve information, which was prepared by the engineering firms of Ryder Scott Company, McCartney Engineering, LLC and internally generated engineering estimates (internal estimates make up less than  1% of our proved reserve estimates).

	Net Reserves			Pre-Tax Present Value of Future Net Revenues
Category	Oil (Bbls)	Gas (Mcf)	BOE(1)
December 31, 2006
Proved Developed	263,604	557,409	356,506	$9,640,628
Proved Undeveloped	1,494,037	752,000	1,619,370	$19,783,678

Total Proved	1,757,641	1,309,409	1,975,876	$29,424,306

(1)  Estimated using a conversion ratio of 1.0 Bbl/6.0 Mcf (thousand cubic feet).

Total PV-10 value decreased to $29,424,306 as of December 31, 2006 from $46,452,324 as of December 31, 2005.  The two main factors that caused the decrease in both reserve quantities and PV-10 value from 2005 to 2006 were related to our Texas Panhandle waterflood project.  The reasons were as follows:  1) the price of natural gas used to calculate the PV-10 value decreased from $13.08 to $5.24 as of the years ended December 31, 2005 and 2006, respectively; and  2) Our independent reserve engineer made an internal decision in their reserve estimation process for the year ended December 31, 2006 to place greater confidence on different areas of available data related to the waterflood as compared to the year end 2005 reserve estimate.  This shift in focus on other data by the independent reserve engineer caused a decrease in the estimate of our Proved Undeveloped reserves in the Texas Panhandle project of approximately 570,000 barrels of oil equivalent.

We note that reserve and cash flow estimates utilize experience and judgment as well as actual data, but actual results are often different than the estimate.  Reserve engineering is a subjective process of estimating underground accumulations of crude oil, condensate and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may differ from those assumed in these estimates. Therefore, the pre-tax 10% Present Value of Future Net Revenues amounts shown above should not be construed as the current market value of the oil and natural gas reserves attributable to our properties.

In accordance with the guidelines of the Securities and Exchange Commission, the engineers’ estimates of future net revenues from our properties and the pre-tax 10% Present Value of Future Net Revenues thereof are made using oil and natural gas sales prices in effect as of the effective dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

Productive Wells

The following table sets forth the total number of our active well bores and working interests (WI) that we maintain in each well as of January 25, 2008.

	No. of	WI	WI
	Wells	(Oil)	(Gas)
Gruman 18-1	1	85%	85%
Gordon 1-18	1	95%	N/A
Quinduno (1)	5	100%	100%
Barnett Shale (3)	10	5.54%	5.54%
Pintail #1	1	16%	16%
REP Pintail Flats (2)	1	16%	16%
Corbett N. 13 #1	1	10%	10%
Total Productive Wells	20

(1)	Project in which the Company’s working interest reduces to 90% (as described herein– North Texas/Panhandle Water Flood Project Section)
(2)	Well in SW Garwood Prospect, Colorado County, Texas, in which we have a reversionary back-in interest after payout
(3)	WI is a partnership interest in DDJET Limited LLP

Acreage

The following table summarizes our gross and net developed and undeveloped natural gas and crude oil wells and acreage under lease as of January 25, 2008:

		Wells		Acreage
State		Gross	Net	Gross	Net
Developed acreage:
Texas:
Garwood	Gas	2	.16	1,280	205
Maddox (Quinduno)	19 Oil, 1 Gas	20	20	1,755	1,755
Barnett Shale	Gas	10	.55	1,332	74
North Dakota	Oil (1)	1	.85	280	238
Oklahoma:
Gordon 1-18	Oil	1	.95	610	579
Corbett N.#13-1	Gas	1	.10	552	55
Total Developed		35		5,809	2,906
Undeveloped acreage:
Texas
Barnett Shale				26,324	1,460
Tait				1,250	125
Garwood				438	383
Mississippi:
Dome Pickens				725	725
Buena Vista				386	386
Total Undeveloped				29,123	3,079
Total				34,932	5,985

Operator Activities

We currently operate approximately one-half of our producing properties, and generally seek to become the operator of record on properties we drill or acquire outside of our Barnett Shale Project.  We have a non-operated partnership interest in our Barnett Shale project.

Drilling Activities

The following table sets forth our drilling activities for the last three fiscal years.  Our working interests in the productive wells owned as of December 31, 2007, range from a direct working interest of 100%, to an after payout working interest of 16%, to a 5.5% Partnership interest.  In 2006-2007 we drilled 15 wells, with the 16th well drilling as of the end of 2007 in our Barnett Shale Project.   In 2006, we drilled an exploratory well in Colorado County, Texas which is still being tested and completed.

	Year Ended December 31,
	2007		2006	2005

Development Wells:
Productive	-		1	4	(1)
Non-Productive	-		1	-0-
Total	-		2	4

Exploratory Wells:
Productive	10	(3)	1	1	(2)
Non-Productive	3		1	4
Total	13		2	5

Total Wells:
Productive	10		2	5
Non-Productive	3		2	4

Total	13		4	9

(1)	Four wells associated with our former Blue Ridge property, sold effective July 1, 2005.
(2)	We have a 16% working interest after payout in this well, the REP Pintail Flats.
(3)	There are three more wells that have been drilled and not completed in our Barnett Shale Project.

Net Production, Unit Prices and Costs

The following table presents certain information with respect to oil, gas and condensate production attributable to interests in all of our fields. Including the average sales prices received and average production costs during the fiscal periods ended December 31, 2007 and December 31, 2006

	2007	2006
Average sales price per barrel of oil	$68.48	$59.81
Average sale price per Mcf of natural gas	$6.29	$8.45
Lifting costs per barrel of oil equivalent*	$21.91	$16.84

* Excludes the costs of re-entry into wells to assess non-producing assets

LEGAL PROCEEDINGS

On April 11, 2007, we were served with a lawsuit filed against us titled Cause No. 2007-16502; D. John Ogren, R. Bradford Perry and Chester Smitherman v. Petrosearch Corporation; 133rd Judicial District Court, Harris County, Texas.  The plaintiffs are three (3) Series A Preferred shareholders who derived their original shares from Texas Commercial Resources, Inc. (“TCRI”) and became Series A Preferred shareholders of Petrosearch Energy Corporation as a result of the prior mergers.  The plaintiffs have alleged that Petrosearch Corporation (and TCRI, its predecessor) failed to pay accrued, cumulative dividends and refused to allow conversion of their Series A Preferred Stock into Common Stock.    The plaintiffs have alleged breach of contract, fraud and violation of Section 33 of the Texas Securities Act and have requested the award of actual and exemplary damages, interest and attorneys’ fees.   The lawsuit likewise requests the Court to compel the payment of accrued dividends and the examination of the Company’s books and records. We deny the factual allegations made in the lawsuit and intend to vigorously defend against the claims made therein.

MANAGEMENT’S DISCUSSION AND ANALYSIS
AND PLAN OF OPERATIONS

Overview

In 2006, our main focus was continuing on with our plan of improving the quality of our portfolio of oil and gas assets, as well as putting financings together to enable us to economically develop these assets.  We believe we have successfully high graded our portfolio completing the acquisition of assets that have multiple year growth potential and have secured cost effective financings to continue to develop our projects.  Our inventory of assets allows for us to effectively align our financing needs with the capital needs of the project, therefore, allowing us to efficiently manage the amount and timing of our capital expenditures.  Our two main assets are resource plays, which will allow us to re-invest our capital into our projects to enhance the rates of return, revenue growth and reserve growth.  We have also completed the disposition of non-core assets that did not meet our risk/reward parameters.

We believe we have been successful at creating an extremely high-graded portfolio of oil and gas assets coupled with economical financings which will enable us to continue to focus on the development of our high quality properties into 2008.  Management believes the development of our core assets should have a significant impact on our production, revenues and cash flows in the future.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  We analyze our estimates, including those related to oil and gas properties, income taxes, commitments and contingencies and stock based compensation, and base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances.   Actual results may differ from these estimates.   We believe the following critical accounting policies are subject to significant judgments and estimates used in the preparation of our financial statements:

Oil and Gas properties.  The Company uses the full cost method of accounting for oil and gas operations.  Accordingly, all costs, including nonproductive costs and certain overhead costs associated with acquisition, exploration and development of oil and gas properties, are capitalized.  Net capitalized costs are limited to the future net revenues, after income taxes, discounted at 10% per year, from proven oil and gas reserves plus the cost of the properties not subject to amortization.  Such capitalized costs, including the estimated future development costs and remediation costs, if any, are depleted by an equivalent units-of-production method, converting gas units (Mcf) to oil units (barrels) at the ratio of six Mcf of gas to one barrel of oil.  Also, with full cost accounting, no gain or loss is recognized upon the disposal of oil and gas properties, unless such dispositions significantly alter the relationship between capitalized costs and proven oil and gas reserves.  Oil and gas properties not subject to amortization consist of the cost of undeveloped leaseholds and other geological and exploration costs, and totaled $6,309,169 at December 31, 2006.  These costs are reviewed periodically by management for impairment, with the impairment provision included in the cost of the oil and gas properties subject to amortization.  Factors considered by management in its impairment assessment include drilling results, re-evaluations of properties, terms of oil and gas leases not held by production and available funds for exploration and development.

Reserve Estimates. Our estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Income taxes. The Company uses the asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences of (1) temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, and (2) operating loss and tax credit carryforwards.  Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income during the period the rate change is enacted.  Deferred tax assets are recognized in the year in which realization becomes determinable.  Periodically, management performs a forecast of its taxable income to determine whether it is more likely than not that a valuation allowance is needed, looking at both positive and negative factors.  A valuation allowance for our deferred tax assets is established, if in management’s opinion, it is more likely than not, that some portion will not be realized.  At December 31, 2006, a valuation allowance of $2,416,054 has been provided for deferred tax assets.

Commitments and contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.  Management does not see any circumstances that would require the Company to record a loss contingency; therefore, to date no commitments or contingencies have been recorded.

Stock based compensation. Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004) – Share-Based Payment (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards (including stock options) made to employees and directors based on the estimated fair value.  Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period using a graded vesting method.  Total share-based compensation expense for equity-classified employee awards, was $240,000 during the year ended December 31, 2006.  As of December 31, 2006, there is no estimated unrecognized compensation expense from unvested stock options.

We use the Black-Scholes valuation model to determine the fair value of each option award. Expected volatilities are based on the historical volatility of our stock over a period consistent with that of the expected terms of the options. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates, historical trends in our stock price and historical exercise behavior. The risk-free rates for periods within the contractual life of the options are based on the yields of U.S. Treasury instruments with terms comparable to the estimated option terms.   Prior to our adoption of the provisions of SFAS 123(R), we previously accounted for the Plans under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB 25”), and related interpretations and disclosure requirements established by SFAS 123 – Accounting for Stock-Based Compensation, as amended by SFAS No. 148 – Accounting for Stock-Based Compensation – Transition and Disclosure.

RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes to the financial statements included in this Form SB-2.

The factors that most significantly affect our results of operations are: (i) the sale prices of crude oil and natural gas; (ii) the amount of production sales; and (iii) the amount of lease operating expenses. Sales of production and level of borrowings are significantly impacted by our ability to maintain or increase production and reserves from existing oil and gas properties through exploration and development activities.

For the Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenues

Consolidated oil and gas production revenues for the year ended December 31, 2006 were $1,232,958 versus $1,701,043 for the year ended December 31, 2005.  This decrease is primarily the result of the sale of our Blue Ridge Field property in Fort Bend County, Texas, effective July 1, 2005, which accounted for $552,998 of revenue during 2005.  In addition to a decline in production from the sale of our Blue Ridge Field, we also experienced a decline in production from our Gruman 18-1 well in Stark County, North Dakota which can be attributed to pressure depletion.  In 2005, production from this well was 19,816 BOE, and in 2006 production decreased to 14,410 BOE.  In an attempt to increase the production of the well, we drilled an injection well, the Gruman 18-3 in 2006 and in February 2007 began injecting water into the Gruman 18-3 well.  Some results from the injection process are expected within 6-9 months.  In addition, in October 2006, we undertook certain remedial work on the Gruman 18-1 which has improved the production of the well. We are currently assessing the positive impact of this work on the long term production.   The effects of the decreased production in 2006 on the Gruman 18-1 were substantially reduced by an approximately 24% increase in average oil prices in 2006 over 2005.

Our future revenue will be principally dependent upon the success of the development of our current quality prospects and projects as well as the market price for crude oil and natural gas.  We plan to focus a majority of our current working capital resources on the Barnett Shale resource project.  We have not previously utilized any hedging instruments and have no plans to do so in the foreseeable future.

Lease Operating and Production Tax Expense

Lease operating and production tax expense for the years ended December 31, 2006 and December 31, 2005 were $653,265 and $581,313, respectively.  These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities.  Although there was a significant decrease in production from 2005 to 2006, the lease operating expenses increased because in November 2005 we added approximately 30 existing wells associated with our Quinduno Field Prospect, Roberts County, Texas that require lease operating costs to be incurred even though the wells have minimal production.  These existing, but non-productive wells are vital to the success of the waterflood project that will be needed to realize the reserves in the Quinduno Field.

Depletion, Depreciation and Amortization

Costs for depletion, depreciation and amortization for the years ended December 31, 2006, and December 31, 2005, were $391,347 and $563,252, respectively.  Depletion expense per barrel of oil equivalent was $18.51 and $15.24 for the years ended December 31, 2006 and 2005 respectively.  The decrease in total depletion was a result of the significant decrease in production from 2006 to 2005 (19,549 boe and 35,676 boe for the years ending December 31, 2006 and 2005, respectively).  Depletion is calculated using the percentage of units of production over the total proved reserves.  Therefore, being that our total units produced decreased, our depletion percentage of proved properties subject to amortization of depletion decreased. This resulting decrease in depletion was partially offset by the increase in properties subject to amortization to $23,462,639 as of December 31, 2006 from $11,849,520 at December 31, 2005.

General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2006, and December 31, 2005, were $2,766,235 and $3,268,088, respectively.  This significant decline of $501,853 or 15% in one year can be attributed to management’s efforts to cut costs in 2006.  In 2006, the Company experienced a decline in the number of employees which resulted in lower payroll expense in 2006 as compared to 2005.  In addition, in 2006 there was a decline in services provided by third party management and technical consultants as these services were primarily performed in-house in 2006.  Other areas where management cut costs in 2006 were in the areas of travel and office expense.  The decrease in general and administrative expenses can also be attributed to lower bad debt expense in 2006 as compared to 2005.  The decrease in general and administrative expense was partially offset by an increase in stock based compensation to key employees in the amount of $240,000 and an increase in legal fees incurred during the normal course of business.

Net Loss from Operations

We generated a net operating loss of $2,577,889 for the year ended December 31, 2006, compared to a net operating loss of $2,711,610 for the year ended December 31, 2005.  The $133,721 decrease in the net operating loss is related mainly to the Company’s effort in reducing general and administrative costs as well as the decrease in depletion as discussed above. The effect of these decreases in costs was offset by the sale of our Blue Ridge Field asset which resulted in lower revenue.

As explained above, our main focus during 2006 and 2005 was to improve the quality of our portfolio of our oil and gas assets and dispose of assets that did not meet our risk/reward parameters.  Our current portfolio reflects these goals.  We believe we were successful in 2005 and 2006 in creating an extremely high-graded portfolio of oil and gas assets and a sound infrastructure, which will enable us to focus on the development of our high quality properties in 2007 which we anticipate, will have a positive impact on our production, revenues and cash flows.

Other Income (Expense)

The increase in interest expense from $240,452 in 2005 to $801,067 in 2006 is attributable to a higher debt level in 2006 and amortization of financing costs for new debt arrangements in 2006.

The $1,000,000 of other income during 2006 is the result of the sale of our investment in equity securities having a basis of $-0- at the time of sale.

For the nine months Ended September 30, 2007 Compared to the nine months Ended September 30, 2006

Revenues

Consolidated oil and gas production revenue for the nine months ended September 30, 2007 was $1,163,451 versus $827,311 for the nine months ended September 30, 2006.   The increase in revenue is from the Barnett Shale Project which did not account for any of the revenue for the nine months ended September 30, 2006 and accounted for approximately 36% of the revenue for the nine months ended September 30, 2007.  In addition, our 16% reversionary interest in one SW Garwood wells was in effect for all of the nine month period ended September 30, 2007, and only a portion of the same period in the prior year.  The increase in revenue from the Barnett producing properties and our reversionary interest in one of the SW Garwood wells was partially offset by decreased production from our Gruman North Dakota well.  See below for revenue detail from the nine months ended September 30, 2006 compared to the same period in 2007.

	9/30/2007	% of	9/30/2006	% of
	YTD	Total	YTD	Total

Barnett Shale	$414,862	36%	$-	0%
Gruman - North Dakota	404,889	35%	503,547	61%
SW Garwood	179,689	15%	65,858	8%
Panhandle - Water Flood	9,145	1%	66,774	8%
Oklahoma	102,654	9%	114,627	14%
Other	52,212	4%	76,505	9%
Total	$1,163,451	100%	$827,311	100%

Lease Operating and Production Tax Expense

Lease operating and production tax expenses for the nine months ended September 30, 2007 and 2006 were $489,291 and $658,859, respectively.  These expenses relate to the costs that are incurred to operate and maintain our wells and related production equipment, including the costs applicable to the operating costs of support equipment and facilities.  Although there was a significant increase in production from the nine months ended September 30, 2006 to the nine months ended September 30, 2007, the lease operating expenses decreased because in November 2005 we added approximately 30 existing wells associated with our Quinduno Field Prospect, Roberts County, Texas that required significant lease operating costs to be incurred in 2006 even though the wells had minimal production.  These lease operating expenses incurred in 2006 were not necessary in 2007.  The costs expended in 2006 for the existing, but non-productive wells were necessary for the planning of a successful development plan of the waterflood project that will be needed to realize the reserves in the Quinduno Field.

Depletion, Depreciation and Amortization

Costs for depletion, depreciation and amortization for the nine months ended September 30, 2007, and 2006, were $595,660 and $214,242, respectively.  This increase is mainly due to a significant increase in the amortizable costs at September 30, 2007 as compared to the same period in 2006 as well as an increase in production.  Given the fact that depletion is calculated by multiplying the net amortizable costs times the units of production in the related period relative to the total proved reserves, the depletion amount for the nine months ended September 30, 2007 was significantly higher than the depletion for the same period in 2006.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2007 and 2006, were $2,072,397 and $1,845,396, respectively.  The difference of $227,001 is mainly related an increase in legal fees, professional fees attributed to a special project related to our land department, an increase in third party investor relations consulting, and an increase in expenditures for reserve engineer studies.   A summary listing of general and administrative expenses is provided below.

	YTD September 30,	YTD September 30,
	2007	2006

Personnel Costs	$957,870	$940,794
Travel, Meals, and Entertainment	38,091	81,500
Corporate Expenses	241,908	166,718
Accounting, Legal, and Professional Fees	414,261	320,315
Third Party Consultants and Contractors	210,453	158,540
Office Expenses	148,560	152,255
Other	61,254	25,274

Total General and Administrative	$2,072,397	$1,845,396

Net Operating Loss

We generated a net operating loss of $(1,993,897) or $(0.05) per share, for the nine months ended September 30, 2007, compared to a net operating loss of $(1,891,186) or $(0.06) per share, for the nine months ended September 30, 2006.  The $102,711 variance is related mainly to an increase in DD&A and general and administrative expenses, offset partially with an increase in revenues and a decrease in lease operating expenses.

Other Income (Expense)

The $3,375,736 change from $710,946 in Other Income for the nine months ended September 30, 2006 versus ($2,664,790) in Other Expense for the nine months ended September 30, 2007 is due to the significant increase in interest expense and amortization of debt discount and change in warrant liability related to 1) the non-recourse financing with Laurus Master Fund Ltd for the Kallina #46-1 well; 2) the $10 million Convertible note with RCH Petro Investors; and 3) the change in liability related to warrants issued to Fortuna Energy with a put option related to the revolving credit facility.  The significant difference also relates to $1,000,000 in other income related to the sale of securities in the nine months ending September 30, 2006 that did not occur in the nine months ending September 30, 2007.

BUSINESS CONDITIONS AFFECTING THE COMPANY

The crude oil and natural gas industry is extremely cyclical in nature. During the peaks in this cycle, oil prices are higher, exploration activities are more prolific and the costs associated with investing in and developing quality prospects are generally higher than during the downward phase of the cycle.   Inherent in this industry during the peaks and valleys are several issues that can affect our ability to be successful in our business plan.  These issues are as follows:

Oil and Gas Prices.  Commodity prices have been relatively high for the past few years and are currently at or near all time highs.  The entire industry in all aspects is extremely active, mainly due to the high prices and current political and economic climate surrounding the energy industry.  Because of the increase in prices, many more exploration and production companies have been formed and many existing companies have increased exploration programs or are interested in investing in exploration.

Quality Prospects-Competition.  There is intense competition in the oil and gas industry with respect to the acquisition of producing properties and undeveloped prospects.   Many major and independent oil and gas companies are actively pursuing and bidding for the mineral rights of desirable properties.  Although we have many quality prospects in our inventory, it will be essential to our success to continue to acquire and develop new prospects.  The sustained commodity prices could continue to make it more difficult or more costly to acquire these properties.

Oil-field Services.   We rely on independent contractors to assist in conducting our operations. However, as the competition in the industry intensifies, it may become harder for the Company to obtain drilling rigs and other oil-field services to successfully conduct our operations. There is increased competition in the oil and gas industry for contract drillers, geologists and all other oil field services.   However, we believe that current demand in the areas that we are targeting for drilling prospects has generally been stable and our ability to acquire the necessary services will be sufficient to execute our business plan.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we have primarily financed our operating and investing cash flow needs through private offerings of equity securities, sales of crude oil and natural gas, and the use of debt instruments such as convertible notes and revolving credit facilities.  The proceeds from, and the utilization of, all these methods have been, and Management believes will continue to be, sufficient to keep the operations funded and the business plan moving forward.  We plan to continue to utilize these methods to access capital in order to implement our business plan, which we believe will be an effective vehicle to carry out our business plan.

Convertible Securities

On November 9, 2007 we executed, with a group of accredited investors, a series of Note and Warrant Purchase Agreements for the sale of  $8,100,000, 8% Senior Secured Convertible Promissory Notes and three year warrants to purchase 1,928,571 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000.   Upon closing the transaction, we also issued the Convertible Note and the Warrant, and executed a Pledge and Security Agreement and a Registration Rights Agreement.

On February 1, 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note with RCH Petro Investors, LP (“RCH”) and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000.   We completed the transaction and received funding on February 7, 2007.  Upon closing, we issued the Convertible Note and the Warrant, and executed a Pledge and Security Agreement and a Registration Rights Agreement.

Private Equity Placements

In December 2006, we completed sales of $3.2 million of our common stock in a private offering.  We received net proceeds of approximately $3.0 million which were to be used for general corporate purposes

In February 2006, we completed sales of $2.7 million of our common stock in a private offering.  We received net proceeds of approximately $2.56 million which were to be used for general corporate purposes, including the drilling of projects in our prospect inventory.

Project Financings

In November 2006, we signed a Securities Purchase Agreement and Secured Term Note with Laurus Master Fund, Ltd to provide financing for the drilling of our Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1 well.   We formed a subsidiary, Garwood Petrosearch Inc., to hold our interest in the Kallina Lease and the Kallina 46 #1 well.  Also, as a part of the financing arrangement, Garwood  issued Laurus a Warrant to acquire, upon payout of the Note indebtedness, 45% of Garwood’s outstanding common stock such that upon exercise of the Warrant, Garwood would be owned 55% by us and 45% by Laurus.  The collateral for this financing is specifically recourse to the Kallina 46 #1 well and the associated lease acreage only.

Revolving Credit Agreement

On October 16, 2006, we amended our existing revolving credit facility with Fortuna Energy, LP.   The principal available under the revolving borrowing base remains $10,000,000, with a current outstanding balance of $1,957,500 as of January 25, 2008.  Under the terms of the transaction, Fortuna advanced us $780,000 for the purpose of paying amounts due for the Barnett Shale Project.  As part of the financing, we provided Fortuna additional collateral.  In addition, we agreed to issue to Fortuna 475,000 five year warrants with a strike price of $0.92 per share.  The Warrants will contain a “put” provision which will allow Fortuna to “put” the warrants to the Company at a price of $0.65 per share for two (2) years, which “put” period shall commence 180 days after the issuance of the Letter Agreement. Additionally, as part of the transaction, we agreed to issue 100,000 new warrants, which expire 5 years from the date of issue, at a price of $0.92 per share to replace 100,000 warrants previously issued to Fortuna at a price of $2.00 per share, which were previously set to expire on November 1, 2007.  We do not intend to draw down any more funds from this credit facility.

Joint Ventures

We continue to strive to develop relationships with institutions to participate in our prospects.  Management believes this will reduce our capital risk and increase the diversity of the projects in which we use our own capital.  We intend to establish these drilling partnership relationships with terms that are standard in the oil and gas industry.

Off-Balance Sheet Arrangements

None

PLAN OF OPERATIONS

CORE PROPERTIES:

Barnett Shale Project -- Our Barnett Shale Project is part of the Barnett Shale natural gas play in the Fort Worth Basin, which is arguably one of the most exciting plays to emerge in the lower 48 in the past decade. In December 2006, through our wholly owned subsidiary, Barnett Petrosearch LLC, we joined in the formation of a partnership, DDJET Limited LLP (“Partnership), for the development of the integrated venture. We own a 5.54% interest in the Partnership along with partners Metroplex Barnett Shale LLC (a wholly owned subsidiary of Exxon Mobil Corporation), which will direct operations, and Cinco County Barnett Shale LLC (a privately held Dallas-based company).

The Partnership’s assets include all leases acquired to-date within an 8-county contract area, comprising approximately 2 million acres that was established under a previous agreement among affiliates of the three partners. Partnership assets also include associated facilities that include nearly 100 miles of pipeline and an option on a separate pipeline right-of-way. Approximately 80 miles of pipeline facilities have been completed and are operational. We believe our ownership of these pipeline assets is a strategic advantage in this urban area.  An aggressive leasing program within the 8-county contract area and a multi-rig drilling program is planned for 2008 and beyond.

As of January 25, 2008, ten Partnership wells (seven in Ellis County and three in Tarrant County) have been completed and are selling gas through the Partnership-owned pipeline. The cumulative production rate of these ten completed wells continues to meet our expectations.  An additional three wells, in Tarrant County, have been drilled and awaiting completion; and one well, also in Tarrant County is being drilled.  As no wells were completed in the Barnett Shale as of December 31, 2006, our reserve estimates do not include any proved reserves from Barnett wells; however, we anticipate substantial proved reserve additions from this project.

North Texas/Panhandle Water Flood Project - In November 2005, we acquired a 100% working interest in 1,755 acres in the Quinduno Field in Roberts County, Texas, in the Anadarko Basin. The project is focused on infill drilling and the implementation of a water flood on the property. Our leases at Quinduno have a large established resource base of over 23 million barrels of original oil in place.  Since its discovery in 1953, approximately 5.1 million barrels have been produced using primary production.

One infill well has been drilled to date. We have an ongoing program to enter each of the 19 old wells that have not been plugged. So far, we have entered seven of these older wells to determine their mechanical status and establish potential productivity. Two of these wells have been equipped and are now capable of producing. We have prepared a detailed study and development plan for the field. As of December 31, 2006, our independent engineers, Ryder Scott, estimated our net share of proved oil reserves extractable by water flood at 1.6 million barrels of oil equivalent.  Slightly deeper than the water flood zone, the Moore County Limestone formation has undrilled exploration potential that may be tested in a future well.

To provide adequate water for injection, in November, 2006 we executed a water supply agreement with a landowner in the leasehold, which allows us to draw fresh water from the aquifer underlying the landowner’s property. In that same month, we received approval from the Panhandle Groundwater Authority District (“PGAD”) to produce up to 5,000 barrels per day from the aquifer for use in the flood.  We received the approval from the PGAD over the protest filed with the PGAD by the Canadian River Municipal Water Authority (“CRMWA”) attempting to preserve the freshwater for local municipal use only in the area in which we own the rights to the fresh water.  We also applied to the Texas Railroad Commission to amend a previously granted saltwater injection permit to include fresh water injection.. On January 5, 2007 we received a letter from the Texas Railroad Commission (“TRRC”) informing us of a protest by CRMWA contesting our application for fresh water injection in the Quinduno Field water flood.   However, as of November 7, 2007, CRMWA has withdrawn their protest and request for hearing as part of an agreement with CRMWA that addresses their concerns with our use of fresh water for enhanced oil recovery.

In January 2008 we signed an agreement with Complete Production Services Inc. (“CPS”), an international oilfield service company which provides that CPS, at its sole expense, will design and construct a water treatment facility no later than 90 days from the effective date of the agreement that will be capable of treating all of our production water up to a maximum of 10,000 bbls per day and likewise treat and provide to the Company a minimum of 5,000 bbls per day of  production water from third party sources.  We, in turn, have committed to be capable of injecting not less than 2,000 bbls of treated water per day derived from third party production water within 30 days after the facility is opened, and have further committed to be capable of injecting not less than 5,000 bbls of treated water per day derived from third party production water within 180 days after the facility opens, in addition to re-injecting our own treated production water from the oil and gas lease it operates.  We will be required to pay a scaled management fee to CPS commencing on the date the facility opens on the basis of the volume of treated and re-injected water derived from our production.  We are currently applying to regulatory agencies to add more wells to the existing flood permit, as required under the agreement, to ensure our ability to inject the volumes that CPS will make available.  We do not anticipate any difficulty with obtaining the approval.

At present we are also in several negotiations with potential industry venture partners to allow for the commencement of the flood to begin as soon as possible.

SW Garwood, Colorado County, Texas – The Wilcox Trend, SW Garwood field has had three wells drilled with one of these in the process of being completed.  Two additional locations are on current leases.   The initial well on this prospect, the Pintail #1, completed in the Upper Wilcox in December 2004, paid out in April of 2006.  As of payout, we began participating in the production from the well with a 16% working interest.  In December 2007 the well averaged 265 Mcfpd and 3 bopd.

The second well, the Pintail Flats #1, was completed and fracture stimulated in May, 2005 from 15,950 feet to 16,010 feet in the Lower Wilcox.  In July 2006 we re-completed and fracture stimulated an up-hole zone at 15,135 feet. The well flowed back frac fluids with a 2000 Mcfpd gas rate into the sales line as of August 3, 2006. The well is currently flowing 114 Mcfpd. We have a 16% working interest in the well after payout. The well has four additional potentially productive zones in the Lower Wilcox and five additional potentially productive zones in the Upper Wilcox.

A third well, the Kallina 46 #1, began drilling in June, 2006 and reached its targeted depth of 16,230 feet on August 6, 2006. We have attempted production from several sands in the lower and middle Wilcox formations without achieving commercial rates.  Data is currently being reviewed in consideration of possible completion attempts in the uppermost sand in the Wilcox.  We have an 87.5% working interest in the Kallina lease and the Kallina 46 #1 well before payout and a 75.5% interest after payout.

In order to finance the Kallina #46-1 well and future wells on the Kallina lease, we signed a Securities Purchase Agreement and Secured Term Note with Laurus Master Fund, Ltd.  (“Laurus”) for Laurus to provide financing for the drilling of the Kallina 46 #1 well and payment of the future completion costs for the  Kallina 46 #1 well which is in process of being completed.   We formed a subsidiary, Garwood Petrosearch Inc., (“Garwood”) to hold our interest in the Kallina Lease and the Kallina 46 #1 well.  Also, as a part of the financing arrangement, Garwood  issued Laurus a Warrant to acquire, upon payout of the Note indebtedness, 45% of Garwood’s outstanding common stock such that upon exercise of the Warrant, Garwood would be owned 55% by us and 45% by Laurus and the sole asset is the Kallina lease.

In the SW Garwood Project, in addition to the working interest in the wells noted above, we currently own a 16% after payout working interest in 960 acres of undeveloped leases; and an 87.5% before payout and 75.5% after payout working interest in 438 acres.

OTHER PROJECT AREAS:

Gruman Prospect, Stark County, North Dakota - On March 28, 2006, we spudded the Gruman 18-3 well intended to be either an increased density well if it proved to be up dip of the Gruman 18-1 producing well or a water injection well if it was down dip. The well reached total depth of 9,890 feet on April 14, 2006, and was completed as an injection well.  In October 2006, we undertook certain remedial work on the Gruman 18-1 which has improved the production on the well. The well is currently producing 100 bopd and 20 Mcfpd.  We are currently assessing the positive impact on the long term production.

On February 1, 2007, we began injecting produced water into the Gruman 18-3 well. The result has been to reduce the cost of operating the Gruman 18-1 by eliminating the need to truck produced water to a disposal facility. We are considering supplementing this injection with water from the Dakota for pressure maintenance in the mound. We have established that the Gruman 18-3 is in pressure communication with the Gruman 18-1. Further testing or stimulation may be necessary to achieve the desired future injection rates.

Proved developed reserves in the prospect to our share of the well as of December 31, 2006, were 252 Mbo and 54.4 MMcf of natural gas, as estimated by a third party engineering firm, McCartney Engineering, LLC.

Mississippi Tuscaloosa Prospects -- We have identified five Tuscaloosa oil prospects in the Mississippi Inland Salt Basin, in Yazoo County, comprising a maximum of 2,295 acres and up to 18 potential drilling locations.  We are in discussions with a potential industry partner to co-develop these prospects with us.   Once a joint venture is established, we plan to initially drill 8 locations, ranging from 6,150 feet to 7,500 feet in depth. Approximately 55% of the entire prospect acreage has been leased. Seismic data on the prospects has been reprocessed and confirmed our original geological analysis. We currently own 100% of the prospect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCBB under the symbol "PTSG". The following table sets forth the quarterly high and low of sales prices per share for the common stock for the last two fiscal years. Our fiscal year ended December 31, 2007.

Quarter	High	Low
1st Quarter 2006	$1.85	$0.87
2nd Quarter 2006	$1.63	$0.82
3rd Quarter 2006	$1.18	$0.41
4th Quarter 2006	$1.09	$0.39
1st Quarter 2007	$1.60	$0.61
2nd Quarter 2007	$1.85	$1.20
3rd Quarter 2007	$1.59	$1.00
4th Quarter 2007	$1.25	$0.74

Record Holders

On January 25, 2008, the last sales price for the common stock as reported on the OTCBB was $0.70 and there were 41,239,738 common shares outstanding.  On January 25, 2008, there were approximately 2,500 stockholders of record of the common stock.

No prediction  can be made as to the effect,  if any, that future sales of shares of our common  stock or the  availability  of our common stock for future sale  will  have  on the  market  price  of our  common  stock  prevailing  from time-to-time.  The additional registration of our common stock and the sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.   The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.  Our current policy is to retain any earnings in order to finance the expansion of our operations. Our Board of Directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth all equity compensation plans as of December 31, 2007:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders	5,020,969	$1.93	158,133
Total	5,020,969	$1.93	N/A

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
 ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with accountants on accounting and financial disclosure.

USE OF PROCEEDS

We are not selling any shares of our Common Stock and therefore, there will be no proceeds to us from the sale of shares of Common Stock. However, we may receive up to $17,746,234 upon the exercise and payment for the outstanding warrants held by certain selling stockholders for which we have registered shares of common stock. We intend to use any proceeds from the exercise of warrants for working capital purposes.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND EXECUTIVE OFFICERS

The following table sets forth our Directors and executive officers as of December 31, 2007.

Name	Age	Position

Richard D. Dole	62	Director, Chairman, President and CEO
Wayne Beninger	54	Chief Operating Officer
David Collins	39	Chief Financial Officer
Gerald Agranoff	61	Director
Richard Majeres	41	Director

Richard D. Dole, Director, Chairman of the Board, President and CEO
Mr. Dole joined us as a Director in July 2004, and assumed the positions of Chairman, President and CEO in December 2004.  Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. Since that time he has been active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He was also co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole’s extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG.  Prior to that he was with Coopers & Lybrand (now PriceWaterhouse Coopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit.  From August 2003 to July 2004, Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC), a member of its audit committee and a designated financial expert. He currently serves as a director of Double Eagle Petroleum Company (DBLE, NASDAQ Global Select Market) and chairs the audit committee and is the designated financial expert.  On December 11, 2007, Mr. Dole was appointed the Non-Executive Chairman (effective December 31, 2007) of Double Eagle Petroleum to coordinate Double Eagle’s activities and management until a new CEO has been selected. Mr. Dole graduated from Colorado State University.

Wayne Beninger, Chief Operating Officer
Mr. Beninger joined us as Chief Operating Officer in May 2005.  Prior to May 2005, Mr. Beninger served as President of Southwest Oil & Gas Management, Inc. (“SOGMI”) which he founded in 1997 to provide oil and gas property evaluation services, geologic prospect review, contract operating services, technical support for initial public offerings and strategic planning solutions for domestic and international projects. Prior to Mr. Beninger joining the Company, SOGMI provided a significant amount of our engineering and geological services for all projects.  From 1995 to 1997, Mr. Beninger was the Vice President for Strategic Planning with WRT Energy Corporation. From 1982 to 1995 he was first employed by, and then was a partner in, The Scotia Group, a domestic and international consulting firm where he provided petroleum engineering and geological services for companies and projects in the majority of active petroleum basins in both the U.S. and overseas. He has been active in the oil and gas industry since 1976.  Mr. Beninger holds undergraduate degrees in both petroleum engineering and geology from the University of Southern California and has a number of industry publications to his credit.  He is a member of the Society of Petroleum Engineers, Pi Epsilon Tau (petroleum engineering honorary fraternity) and Sigma Gamma Epsilon (geologic honorary fraternity).

David Collins, Vice President, Chief Financial Officer
Mr. Collins joined Petrosearch Corporation as a Vice President and the Chief Financial Officer in October 2003.  Previously, he served as the Controller of Kazi Management VI, LLC, a diversified investment and management organization actively involved in energy, retail food chains, aquaculture and biotechnology from February 2002 to October 2003.  At Kazi Management VI, he was responsible for the financial operations of multiple accounting offices across the United States, as well as fourteen international and domestic Companies.  Mr. Collins was also the Chief Financial Officer of ZK Petroleum, an independent oil producer in South Texas. Prior to Kazi Management VI, he served as an independent analyst for The March Group in St. Thomas, U.S.V.I. from February 2001 to January 2002.  Mr. Collins previously held the position of Chief Financial Officer of Federation Logistics, LLC in the New York metropolitan area from November 1994 to January 2001.  Mr. Collins graduated from Villanova University in 1990 with a Bachelor’s degree in Accountancy.  He became a Certified Public Accountant and began his career in the Financial Services Division of Ernst and Young in New York City.  At Ernst and Young, he performed audits of Fortune 500 Companies.

Gerald N. Agranoff, Director
Gerald N. Agranoff joined us as a Director in May 2004.  Mr. Agranoff has been counsel to the firm of Kupferman & Kupferman, L.L.P. in New York since 2004 and has been a general partner of SES Family Investment and Trading Partnership, L.P., an investment partnership since 2004.  Mr. Agranoff has also been a member of Inveraray Capital Management L.L.C., the investment manager of Highlander Fund B.V. and Highlander Partners (USA) L.P since 2002.  He is also a director and the chair of the audit committee of Triple Crown Media Inc (symbol, TCMI). Active in Wall Street financial transactions for over two decades, his specialties include taxation, investments and corporate finance. From 1975 through 1981, Mr. Agranoff was engaged exclusively in the private practice of law in New York and was an adjunct-instructor at New York University's Institute of Federal Taxation. Previously, he served as attorney-advisor to a Judge of the United States Tax Court. He holds an L.L.M. degree in Taxation from New York University and J.D. and B.S. Degrees from Wayne State University.

Richard Majeres, Director
Richard Majeres joined us as a Director in May 2004.  In December 2000, Mr. Majeres was one of the founding partners of the Houston public accounting firm Ubernosky & Majeres, PC, which currently operates as Ubernosky, Passmore & Majeres, LLP, offering tax, audit, accounting and management consulting services. Mr. Majeres has served as a partner of this firm since its inception in December 2000.  From January 1999 to November 2000, Mr. Majeres was a partner at Cox & Lord, PC.  Mr. Majeres graduated from Bemidji State University, Bemidji, Minnesota in 1989 with a bachelor’s degree in accounting. Upon graduation, he served as a field auditor with the Federal Energy Regulatory Commission of the Department of Energy. Mr. Majeres became a certified public accountant in 1992. He has extensive experience with oil and gas entities, including exploration and development partnerships and corporations and currently focuses a majority of his efforts on the Firm’s audit practice.

EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for the following individuals for fiscal years ended December 31, 2006 and 2007.   No other compensation was paid to our named executive officers other than the compensation set forth below.

Name and Principal Position (a)	Title	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All other compensation ($) (i)	Total ($) (j)
	Chairman,	2007	$223,750	$120,000	-0-	-0-	-0-	-0-	-0-	$343,750
Richard Dole(1)	CEO and	2006	$180,000	-0-	$160,000	-0-	-0-	-0-	-0-	$340,000
	President
		2007	$201,875	$65,000	-0-	-0-	-0-	-0-	-0-	$266,875
David Collins (2)	CFO	2006	$180,000	-0-	$80,000	-0-	-0-	-0-	-0-	$260,000

Wayne Beninger (3)	COO	2007	$250,000	$55,000	-0-	-0-	-0-	-0-	-0-	$305,000
		2006	$250,000	$50,000	-0-	-0-	-0-	-0-	-0-	$300,000

Notes to Summary Compensation Table:

(1)
Mr. Dole was appointed as a Director in July 2004. On December 30, 2004, Mr. Dole assumed the roles of Chairman of our Board of Directors, President and Chief Executive Officer. Mr. Dole became an employee of the Company as of January 1, 2005. Mr. Dole renewed his employment agreement with the Company in May 2007 for a term of one year which calls for compensation of $20,833 per month.

(2)
Mr. Collins was appointed Chief Financial Officer in September, 2004. Mr. Collins became an employee of the Company as of January 1, 2005. Mr. Collins renewed his employment agreement with the Company May 1, 2007, for a term of one year which calls for compensation of $17,916 per month.

(3)
Mr. Beninger was appointed Chief Operating Officer and became an employee of the Company as of May 1, 2005. Mr. Beninger renewed his employment agreement with the Company May 1, 2007, for a term of one year which calls for compensation of $20,830 per month.

EMPLOYMENT AGREEMENTS

The employment contracts in existence with officers and key personnel include employment contracts with each of Richard Dole (Chairman, President and CEO), David Collins (Chief Financial Officer) and Wayne Beninger, (Chief Operating Officer).  These employment agreements became effective May 1, 2007.

The employment contracts with Messrs. Collins and Beninger provide for an employment term of one year and month to month thereafter, if not extended or terminated.  The employment contract with Mr. Dole provides for an employment term of two years and automatically renews for an identical term at the end of the indicated term unless the Agreement is superseded by a new agreement or unless notice of non-renewal is delivered in writing by the Company at least 60 days prior to the end of the term.  Each of the employment contracts provides for termination by the Company upon death or disability, with six month severance payments for Messrs Collins and Beninger and 12 month severance for Mr. Dole.  Each of the employment contracts permits termination by the Company for cause, which includes malfeasance, misuse of funds, insubordination, competing with the Company, a material uncured breach or conviction for a felony or crime of moral turpitude.  The agreements may be voluntarily terminated by the employee at any time, with no severance payment.  Additionally, the respective employees may elect to terminate their employment contract and receive severance pay upon a material uncured breach by the Company or a change in control.  For purposes of each agreement, a change in control is defined as an acquisition of voting securities by a third party (other than directly from the Company) equivalent to forty percent of the voting control of the Company (other than a subsidiary or employee benefit plan), or accompanying a sale of all of the assets or a merger (other than involving a subsidiary).  Upon termination for cause, the employee is not entitled to severance pay.  A termination without cause while a contract is pending, other than due to a change in control, entitles the employees other than Mr. Dole to compensation of  six months.  A termination without cause of Mr. Dole or non-renewal of Mr. Dole’s agreement gives rise to a severance pay obligation equal to 24 months.  Upon a termination coupled with a change in control where Mr. Dole is not offered a position for the identical salary and position, or Mr. Dole should decline an offer of employment, the severance compensation Mr. Dole will be entitled to is the sum of four years of base salary and the average of his last two year’s bonuses (if any).  Upon a termination coupled with a change in control where Messrs. Collins and Beninger are not offered a position for the identical salary, or if Messrs. Collins and/or Beninger decline an offer of employment (Messrs. Collins and/or Beninger only have the right to decline the employment and receive the severance if Mr. Dole is not offered the same salary and position, or Mr. Dole declines the offer for employment) they will be entitled to severance compensation equal to the sum of two years of base salary and the average of the last two year’s bonuses (if any).

Outstanding Equity Awards at Fiscal Year End 2007:

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#) (g)		Market Value of Shares or Units of Stock that have not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (j)
Richard Dole	2,687,738	-0-	-0-	$1.95	11/15/2008	60,241	(1)	$58,433	-0-	-0-
Wayne Beninger	365,000	-0-	-0-	$1.95	11/15/2008	36,145	(1)	$35,060	-0-	-0-
	92,308	-0-	-0-	$0.98	11/15/2008	36,145	(1)	$35,060	-0-	-0-
David Collins	76,923	-0-	-0-	$1.63	11/15/2008	-0-		-0-	-0-	-0-
	50,000	-0-	-0-	$1.95	11/15/2008	-0-		-0-	-0-	-0-
Richard Majeres	50,000	-0-	-0-	$1.95	3/25/2008	-0-		-0-	-0-	-0-
Gerald Agranoff	50,000	-0-	-0-	$1.95	3/25/2008	-0-		-0-	-0-	-0-

(1) Stock will vest over a three year period - one-third in December 2008, 2009 and 2010
LONG-TERM INCENTIVE PLANS

We currently have no Long-Term Incentive Plans.

DIRECTOR COMPENSATION

For the year ending December 31, 2007, the Board of Directors approved compensation of $45,000 to independent board members, Gerald Agranoff and Richard Majeres, for their services for 2007. This amount was be paid one-half in cash, quarterly, and one-half paid by the issuance of shares of our restricted common stock valued as of the market close on March 30, 2007.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Gerald Agranoff	$22,500	$22,500	-0-	-0-	-0-	-0-	$45,000
Richard Majeres	$22,500	$22,500	-0-	-0-	-0-	-0-	$45,000

BOARD OF DIRECTORS AND ITS COMMITTEES

During the fiscal year ended December 31, 2007 the Board of Directors held 8 meetings.  Mr. Dole is our only Director who is also an Officer.  Our Board of Directors currently has an Audit Committee and a Compensation Committee which are comprised of independent directors Richard Majeres and Gerald Agranoff.  We do not have a Nominating Committee.  The entire Board of Directors acts as our Nominating Committee.

Audit Committee

Our Audit Committee is made up of our two independent Board members, Mr. Richard Majeres and Mr. Gerald Agranoff.  Mr. Majeres is the Chairman of the Audit Committee and is the designated Financial Expert.  During the fiscal year ended December 31, 2007 the Audit Committee held four meetings.

Compensation Committee

On March 23, 2007 our Board of Directors approved the formation of a Compensation Committee made up of our two independent Directors, Mr. Gerald Agranoff and Mr. Richard Majeres.  Mr. Agranoff was designated the Chairman of the Compensation Committee.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors.  However, we welcome comments and questions from our shareholders.  Shareholders can direct communications to our Chief Executive Officer, Richard D. Dole, at our executive offices, 675 Bering Drive, Suite 200, Houston, Texas  77057.  While we appreciate all comments from shareholders, we may not be able to individually respond to all communications.  We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time.  Mr. Dole collects and evaluates all shareholder communications.  If the communication is directed to the Board of Directors generally or to a specific director, Mr. Dole will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting.  If the communication requires a more urgent response, Mr. Dole will direct that communication to the appropriate executive officer.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Our Bylaws provide that nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures, as set forth in the Bylaws:

Nominations of persons for election to the Board of Directors may be made at a meeting of the shareholders at which directors are to be elected (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Company who is a shareholder of record at the time of the giving of such shareholders notice provided for in Paragraph 3.3 (of the Bylaws), who shall be entitled to vote at such meeting in the election of directors and who complies with the requirements of Paragraph 3.3 (of the Bylaws). Such nominations, other than those made by or at the direction of the Board of Directors shall be preceded by timely advance notice in writing to the Secretary.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Company (1) with respect to an election to be held at the annual meeting of the shareholders of the Company, not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; and (2) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to shareholders of the Company as provided in Paragraph 2.4 (of the Bylaws) or public disclosure of the date of the special meeting was made, whichever first occurs.  Any such shareholder’s notice to the Secretary shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the number of shares of each class of capital stock of the Company’s beneficially owned by such person; (iv) the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as a director if elected; (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, and (vi) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books of such shareholder, and (ii) the number of shares of each class of voting stock of the Company which are then beneficially owned by such shareholder. The presiding officer of the meeting of shareholders shall determine whether the requirements of Paragraph 3.3 (of the Bylaws) have been met with respect to any nomination or intended nomination.  If the presiding officer determines that any nomination was not made in accordance with the requirements of Paragraph 3.3 (of the Bylaws), he shall so declare at the meeting and the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions…, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Paragraph 3.3 of the Bylaws.  For (purposes of the notice provisions of the Bylaws), public disclosure shall be deemed to first be given to shareholders when disclosure of such date of the meeting of shareholders is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission.  Based solely on the reports we have received and on written representations from certain reporting persons, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements.

CODE OF ETHICS

Effective August 19, 2005, the Board of Directors adopted a Code of Ethics for our directors, officers and employees.  A copy of our Code of Ethics was filed with our Form SB-2 registration statement filed with the SEC on August 23 ,2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
 OWNERS AND MANAGEMENT

The following table sets forth certain information at January 25, 2008 with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.  As of January 25, 2008 we had 41,239,738 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Richard D. Dole	3,178,1232)	7.20%
	Chairman, President and CEO
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	Wayne Beninger	631,923 (3)	1.52%
	Chief Operating Officer
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	David J. Collins	859,417(4)	2.07%
	Vice President and Chief Financial Officer
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	Gerald Agranoff	75,773 (5)	0.18%
	Director
	675 Bering Drive, Suite 200
	Houston, Texas 77057
Common Stock	Richard Majeres	157,921 (6)	0.38%
	Director
	675 Bering Drive, Suite 200
	Houston, Texas 77057
	All Officers and Directors as a group (total of 5)	4,903,157(7)	10.93%

Common Stock	Commonwealth Bank of Australia	8,000,000 (8)	17.68%
	48 Martin Place, Level 2
	Sydney NSW 2000, Australia
Common Stock	RCH Petro Investors	15,637,548 (9)	27.81%
	c/o RR Advisors, LLC
	200 Crescent Court, Suite 1060
	Dallas Texas 75201

Common Stock	Allen Crosswell	2,941,488 (10)	7.05%
	2121 Sage, Suite 290
	Houston, TX 77056

Common Stock	Wellington Trust Company, NA	3,095,738 (11)	7.0%
	75 State Street
	Boston, MA 02109

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 25, 2008.  As of January 25, 2008 there were 41,239,738 shares of our common stock issued and outstanding.

(2)   Includes 265,385 shares of common stock held directly and 2,912,738 shares of common stock issuable upon the exercise of warrants.  Excludes 950,000 warrants issued to Mr. Dole that have been gifted to his children, to which Mr. Dole disavows beneficial ownership.

(3)  Includes 247,692 shares of common stock held directly and 384,231 shares of common stock issuable directly upon the exercise of warrants.

(4)   Includes 640,186 shares of common stock held directly and 219,231 shares of common stock issuable directly upon the exercise of warrants.

(5)  Includes 25,773 shares of common stock held directly and 50,000 shares of common stock issuable upon the exercise of warrants.

(6)  Includes 107,921 shares of common stock held directly and 50,000 shares of common stock issuable upon the exercise of warrants.

(7)  Includes 1,286,957 shares of common stock held directly and 3,616,200 shares of common stock issuable upon the exercise of warrants to purchase additional shares of common stock.

(8)  Includes the following: 2,940,000 shares held and 2,940,000 shares issuable upon the exercise of warrants to purchase shares of common stock by First State Investments Global Resources Long Short Fund Limted; and 500,000 shares held and 500,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by Colonial First State Wholesale Global Resources Long Short Fund; and 401,000 shares held and 401,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by First State Investments Global Energy Long Short Master Fund; and 159,000 shares held and 159,000 shares issuable upon the exercise of warrants to purchase additional shares of common stock by Colonial First State Wholesale Global Energy Long Short Fund.

(9)   Includes 637,548 shares held, 10,000,000 shares of common stock underlying a convertible note and 5,000,000 shares issuable on the exercise of warrants.

(10) Includes 1,841,738 shares owned directly by Allen Crosswell, 599,750 shares held by CHLG Funding and 500,000 shares issuable on the exercise of warrants held by CHLG Funding.

(11) Includes 119,548 shares held directly, 595,238 shares issuable on the exercise of warrants, and 2,380,952 shares of common stock upon the conversion of a convertible note.

_____________________________

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;

(B)	any nominee for election as one of our directors;

(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

Director Independence

Two of our Board of Directors are independent Directors pursuant to the standards applicable to Regulation S-B.  Mr. Gerald Agranoff and Mr. Richard Majeres are the independent Board members

SELLING STOCKHOLDERS

The following is a list of the selling stockholders who own or who have a right to acquire the 27,194,058 shares of Common Stock covered by this prospectus.  This 27,194,058 is made up of 2,146,913 shares of common stock held by certain selling stockholders, 10,714,285 shares of our common stock, $0.001 par value issuable upon the conversion of a series of 8% Senior Secured Convertible Promissory Notes, 964,286 shares of common stock issuable upon the exercise of warrants, which have an exercise price of $2.00 per share, 6,440,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $0.92 per share, 1,928,574 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.50 per share and 5,000,000 shares of common stock issuable upon the exercise of warrants which have an exercise price of $1.40 per share.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by the holder and the percentage ownership of the holder, shares of common stock issuable upon exercise of the warrant held by the holder that are currently exercisable or exercisable within 60 days after the date of the table are deemed outstanding.

The percent of beneficial ownership for the selling stockholders is based on 41,239,738 shares of common stock outstanding as of January 25, 2008. Shares of common stock subject to warrants, options and other convertible securities that are currently exercisable or exercisable within 60 days of January 25,2008, are considered outstanding and beneficially owned by a selling stockholders who holds those warrants, options or other convertible securities for the purpose of computing the percentage ownership of that selling stockholders but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders.  After the date of effectiveness of the registration statement of which this prospectus is a part, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of its common stock. Information about the selling stockholders may change over time.  Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of January 25,2008.  At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares to be Owned after this Offering (3)	Percentage to be Beneficially Owned after this Offering (3) (4)
Common Stock
William C. O’Malley	None	2,974,076	1,924,076(15)	1,050,000	2.5%
Mark Haet	None	80,000	40,000(16)	40,000	<1%
ALB Private Investments, LLC(5)	None	200,000	200,000(17)	-0-	<1%
Francis A. Mylnarczyk	None	400,000	200,000(18)	200,000	<1%
David Giannini and Elizabeth Marsiniak	None	1,000,000	500,000(19)	500,000	1.2%
First State Investments Global Resources Long Short Fund Limited (6)	None	5,730,000	3,822,000(20)	1,908,000	4.6%
Colonial First State Wholesale Global Resources Long Short Fund (6)	None	1,000,000	650,000(21)	350,000	<1%
First State Investments Global Energy Long Short Master Fund (6)	None	802,000	521,300(22)	280,700	<1%
Colonial First State Wholesale Global Energy Long Short Fund (6)	None	318,000	206,700(23)	111,300	<1%
CHLG Funding(7)	None	2,941,488	650,000(24)	2,291,488	5.6%
Braeburn Special Opportunities Fund (8)	None	877,028	250,000(25)	627,028	1.5%
Braeburn Special Opportunities Fund II (8)	None	500,000	250,000(26)	250,000	<1%
Ironman PI Fund (QP), LP (9)	None	3,740,041	3,607,941(27)	132,100	<1%
Wellington Trust Company – Client ID 9537 (10)	None	365,738	351,190(28)	14,548	<1%
Wellington Trust Company – Client ID 0611 (10)	None	2,730,000	2,625,000(29)	105,000	<1%
CrossCap Partners, LP (11)	None	118,998	118,998(30)	-0-	0%
CrossCap Partners Enhanced, LP (11)	None	1,083,648	1,083,648(31)	-0-	0%
J. Burke O’Malley	None	158,265	120,265(32)	38,000	<1%
Leo E. Stec	None	120,265	120,265(33)	-0-	0%
Van G. Bohn	None	120,265	120,265(34)	-0-	0%
John W. and Katrina P. Koons	None	120,265	120,265(35)	-0-	0%
Gutierrez Holding, LP (47)	None	120,265	120,265(36)	-0-	0%
Jerry C. Dearing	None	120,265	120,265(37)	-0-	0%
RCH Petro Investors, LP (12)	None	15,637,548	8,578,758(38)	7,058,790	17.1%
L. Zachary Landry	None	953,572	178,572(39)	775,000	1.4%
John T Raymond	None	645,287	214,286(40)	431,001	1%
Jacob and Sherry Landry	None	542,858	142,857(41)	400,001	<1%
Dr Stanley Jones	None	135,714	35,714(42)	100,000	<1%
Navitas Fund, LP(13)	None	321,428	178,571(43)	142,857	<1%
James W Aston	None	67,858	17,857(44)	50,001	<1%
David E Brown	None	67,858	17,857(45)	50,001	<1%
Colt Ventures Ltd(14)	None	192,857	107,143(46)	85,714	<1%

(1)	Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.
(2)	This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.
(3)	Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.
(4)	Based on 41,239,738 shares of Common stock issued and outstanding as of January 25, 2008 .
(5)	Frank Mlynarczykis the individual that has investment decision and voting power for this non-natural entity.
(6)	David Whittenis the individual with investment decision and voting power for this non-natural entity.
(7)	Ike Claypool andAllen Crosswell are the individuals with investment decision and voting power for this non-natural entity.
(8)	This fund is managed by Braeburn Capital Partners, LLC and Lee Canaanis the portfolio manager with investment decision and voting power for this non-natural entity.
(9)	Bryan Dutt is the individual with investment decision and voting power for this non-natural entity.
(10)
Wellington Management Company, LLP is an investment adviser under the Investment Advisers Act of 1940.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(11)	Mark Crosswell is the individual with investment decision and voting power for this non-natural entity
(12)	Robert Raymondis the individual that has investment decision and voting power for this non-natural entity.
(13)	John Lovoi is the individual that has investment decision and voting power for this non-natural entity.
(14)	Darren Blanton is the individual that has investment decision and voting power for this non-natural entity.
(15)	Consists of 162,171 shares of common stock, 809,524 warrants to purchase common stock and 952,381 shares of common stock underlying a convertible note.
(16)	Consists of 40,000 warrants to purchase common stock
(17)	Consists of 200,000 warrants to purchase common stock
(18)	Consists of 200,000 warrants to purchase common stock
(19)	Consists of 500,000 warrants to purchase common stock
(20)	Consists of 882,000 shares of common stock, and 2,940,000 warrants to purchase common stock
(21)	Consists of 150,000 shares of common stock, and 500,000 warrants to purchase common stock
(22)	Consists of 120,300 shares of common stock, and 401,000 warrants to purchase common stock
(23)	Consists of 47,700 shares of common stock, and 159,000 warrants to purchase common stock
(24)	Consists of 150,000 shares of common stock, and 500,000 warrants to purchase common stock
(25)	Consists of 250,000 warrants to purchase common stock
(26)	Consists of 250,000 warrants to purchase common stock
(27)	Consists of 36,512 shares of common stock, 714,286 warrants to purchase common stock and 2,857,143 shares of common stock underlying a convertible note.
(28)	Consists of 70,238 warrants to purchase common stock and 280,952 shares of common stock underlying a convertible note.
(29)	Consists of 525,000 warrants to purchase common stock and 2,100,000 shares of common stock underlying a convertible note.
(30)	Consists of 1,204 shares of common stock, 23,559 warrants to purchase common stock and 94,235 shares of common stock underlying a convertible note.
(31)	Consists of 10,966 shares of common stock, 214,536 warrants to purchase common stock and 858,146 shares of common stock underlying a convertible note.
(32)	Consists of 1,217 shares of common stock, 23,810 warrants to purchase common stock and 95,238 shares of common stock underlying a convertible note.
(33)	Consists of 1,217 shares of common stock, 23,810 warrants to purchase common stock and 95,238 shares of common stock underlying a convertible note.
(34)	Consists of 1,217 shares of common stock, 23,810 warrants to purchase common stock and 95,238 shares of common stock underlying a convertible note.
(35)	Consists of 1,217 shares of common stock, 23,810 warrants to purchase common stock and 95,238 shares of common stock underlying a convertible note.
(36)	Consists of 1,217 shares of common stock, 23,810 warrants to purchase common stock and 95,238 shares of common stock underlying a convertible note.
(37)	Consists of 1,217 shares of common stock, 23,810 warrants to purchase common stock and 95,238 shares of common stock underlying a convertible note.
(38)	Consists of 578,758 shares of common stock, 5,000,000 warrants to purchase common stock and 3,000,000 shares of common stock underlying a convertible note.
(39)	Consists of 178,572 warrants to purchase common stock
(40)	Consists of 214,286 warrants to purchase common stock
(41)	Consists of 142,857 warrants to purchase common stock
(42)	Consists of 35,714 warrants to purchase common stock
(43)	Consists of 178,571 warrants to purchase common stock
(44)	Consists of 17,857 warrants to purchase common stock
(45)	Consists of 17,857 warrants to purchase common stock
(46)	Consists of 107,143 warrants to purchase common stock
(47)	Joseph Gutierrez is the individual with investment decision and voting power for this non-natural entity.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions after the effective date of the registration statement, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may, after the effective date of the registration statement, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

Common Stock

As of January 25, 2008 there were 41,239,738 shares of common stock outstanding.  The rights of all holders of the common stock are identical in all respects.  The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.  The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment in drilling ventures to maximize development of reserves.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after preferences are afforded to the holders of the preferred shares.  The Series A preferred shares have preference over the common stock in payment of declared dividends.  Both the Series A and B preferred shares have preference over the common stock in the event of liquidation of the Company.

The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation.  Cumulative voting in the election of Directors is not permitted.  The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that are presently outstanding or that may be designated and issued by us in the future.

Preferred Stock

The Company’s articles of incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company’s Board of Directors.

As of December 31, 2007 and 2006, the Company has 1,000,000 shares of Series A 8% Convertible Preferred Stock (“Series A Preferred”) authorized and 483,416 shares outstanding.  The shares have a par and stated value of $1.00 per share.  If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred.  The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference.  The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share.  Beginning August 19, 2003, the Company had the right to redeem all or part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed.  As of December 31, 2007, no dividends have been declared and approximately $208,673 of dividends related to the Series A Preferred stock would be payable if the Company decided to declare dividends.

As of December 31, 2007 and 2006, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock (“Series B Preferred”).  The shares have a par and stated value of $1.00 per share.  The shares of the Series B Preferred rank senior to the common stock in liquidation preference.  The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share at the option of the holder.  Beginning October 1, 2003, the Company had the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

Secured Convertible Promissory Note

On November 9 , 2007, we executed a series of  Note and Warrant Purchase Agreements for the sale of a $8,100,00 8% Senior Secured Convertible Promissory Note (the “Second Convertible Note”) and a three year warrant to purchase 1,928,574 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000.   At the option of Holders, the Convertible Note is convertible into shares of our common stock at a price per share of $1.05 after the earlier of (i) one year after the closing of the transaction or (ii) three months after the required Initial Registration Statement becomes effective.  The Convertible Note will mature three years from the date of issuance and will accrue interest payable quarterly in arrears at the rate of 8% per annum if paid in cash, or eight and one-half percent (8.5%) if paid in common stock of the Company. (priced using the closing price of the last trading day of the quarter).  The Second Convertible Note is collateralized by a security interest in five percent (5%) of the stock of Exploration Holding, our wholly owned subsidiary, which owns one-hundred percent (100%) of Barnett Petrosearch.  Barnett Petrosearch is our subsidiary which owns a 5.54% interest in DDJET, Limited, LLP, and participates in the Barnett Shale Project. At closing, we executed a Pledge and Security Agreement covering the collateral.     The collateral for the Convertible Note may be proportionately reduced under certain circumstances.

On February 1, 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note (the “Convertible Note”) and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000.   On February 7, 2007, we issued the Convertible Note to RCH with a four (4) year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000.  At the option of RCH, the Convertible Note is convertible into shares of our common stock at a price per share of $1.00 after the earlier of (i) one year after the closing of the transaction or (ii) three months after the required Initial Registration Statement becomes effective.  The Convertible Note will mature three years from the date of issuance and will accrue interest payable quarterly in arrears at the rate of 8% per annum if paid in cash, or eight and one-half percent (8.5%) if paid in common stock of the Company, payable at our option in cash or common stock (priced using the closing price of the last trading day of the quarter).  During the term of the Convertible Note, we are subject to a debt incurrence test under which the total debt of the Company, inclusive of the Convertible Note shall not exceed 50% of the PV-10 value of our total Proved Reserves plus the fair market value of the leases and pipeline assets associated with the Barnett Shale Project.  The Convertible Note is collateralized by a security interest in twenty five percent (25%) of the stock of Exploration Holding, our wholly owned subsidiary, which owns one-hundred percent (100%) of Barnett Petrosearch.  Barnett Petrosearch is our subsidiary which owns a 5.54% interest in DDJET, Limited, LLP, and participates in the Barnett Shale Project. At closing, we executed a Pledge and Security Agreement covering the collateral.   The collateral interest shall stay in place until all required conditions contained in the Convertible Note have been met, including, but not limited to (i) our common stock trades above $1.50 for a period of 10 consecutive trading days  (ii) RCH has the ability to convert the Convertible Note and (iii) the required Initial Registration Statement is effective with the Commission.  The collateral for the Convertible Note may be proportionately reduced under certain circumstances.

Schedule of Warrants

The Company periodically issues incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company’s business and to enhance the ability to attract and retain the services of qualified persons.  The issuance of such warrants is approved by the Board of Directors.  A summary of outstanding stock warrants at January 25, 2008 is as follows:

Number of		Remaining		Weighted
Common		Contracted		Average
Stock	Expiration	Life	Exercise	Exercise
Equivalents	Date	(Years)	Price	Price
150,000	March 2008	.08	$1.95	$1.95
20,000	August 2008	.50	$1.95	$1.95
4,851,969	November 2008	.75	$0.98-$1.95	$1.93
1,060,714	February 2009	1.00	$2.00	$2.00
575,000	October 2011	3.66	$.92	$.92
6,440,000	December 2011	3.83	$.92	$.92
5,225,000	February 2011	3.00	$1.40	$1.40
1,982,142	November 2010	2.75	$1.50	$1.50

20,304,825

Anti-Takeover Provisions

Certain anti-takeover provisions in our Certificate of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 20,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is:

Corporate Stock Transfer
3200 Cherry Creek South Drive
Suite 430
Denver, CO 80209

LEGAL MATTERS

The validity of the issuance of the common stock offered under this prospectus has been passed upon for us by Axelrod, Smith & Kirshbaum, P.C., Houston, Texas.

EXPERTS

The financial statements of Petrosearch Energy Corporation at December 31, 2006 and 2005 included in and made a part of this document have been audited by Ham, Langston & Brezina, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RESERVE ENGINEERS

Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves associated with our oil and gas properties, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by McCartney Engineering, LLC, Consulting Petroleum Engineers or Ryder Scott Company, Petroleum Consultants, independent reserve engineers. The reserve information is incorporated by reference herein in reliance upon the authority of said firms as experts with respect to such reports.

COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada Law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada Law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto.  Statements contained in this prospectus  as to the contents of any contract or other document that is filed as an exhibit to the registration statement  are not necessarily complete  and each such  statement  is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference  is  hereby  made to the registration statement and the exhibits  thereto,  which may be inspected  and copied at the principal office of the SEC, 450 Fifth Street,  N.W.,  Washington, D.C. 20549,  and copies of all or any part thereof may be obtained at prescribed rates from the Commission's  Public Reference  Section at such addresses.  Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Additional information can also be obtained through our website at www.petrosearch.com.  We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request.  To request such materials, please contact Mr. Richard D. Dole, our President and Chief Executive Officer, 675 Bering Drive, Suite 200, Houston, Texas 77057.

We are incompliance with all reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy and information statements and other information with the SEC. Such periodic reports, proxy and information statements and other information is available for inspection and copying at the principal office, public reference facilities and Website of the SEC referred to above.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company.  Unless specifically limited by a corporation's articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities.  The Company's Articles of Incorporation do not contain any such limiting language.  Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;
b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;
c.	a transaction from which the director derived an improper personal profit; and
d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that  person  as  a  result  of  that  connection  to the Company.  This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly  required  to be made by law, (ii) the proceeding  was  authorized by the Board of Directors of the Company, (iii) such indemnification  is provided by the Company, in its sole discretion, pursuant to the  powers  vested in the Company under Nevada law or (iv) such indemnification is  required  to  be  made  pursuant  to  the  Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or   investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding,  promptly  following  request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent  legal  counsel  in  a  written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and  convincingly  that  such person acted in bad faith or in a manner that such person  did  not  believe  to  be in or not opposed to the best interests of the Company.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$1,051.23
Printing and Engraving Expenses	$250.00
Accounting Fees and Expenses	$1,500.00
Legal Fees and Expenses	$11,000.00
Blue Sky Qualification Fees and Expenses	$-0-
Miscellaneous	$-0-

TOTAL	$13,801.23

Item 26.  Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of our securities without registration during the last three years.  Except as otherwise noted, all sales below were made in reliance on Section 4(2) of the Securities Act of 1933, as amended and no such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.  No advertising or general solicitation was employed in offering the securities.  In each instance, the  offerings  and sales  were made to a limited  number of  persons,  who were either (i) accredited  investors,  (ii) business associates of the Company (iii) employees  of the  Company,  or (iv)  executive  officers  or  directors  of the Company.  In addition, the transfer of such securities were restricted by the Company in accordance with the requirements of the Act.  Furthermore, all of the above-referenced persons were provided with access to our filings with the Securities and Exchange Commission.

1.            In November 2007, we executed a serires of Note and Warrant Purchase Agreements for the sale of a $8,100,000 8% Senior Secured Convertible Promissory Note and three year warrants to purchase 1,982,142 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000. Scarsdale Equities LLC served as placement agent for the sale of this convertible note which was placed to a group of accredited investors. The placement agent received a commission representing 6.5% of the gross proceeds.

2.            In February 2007, we executed a Note and Warrant Purchase Agreement for the sale of a $10,000,000 8% Senior Secured Convertible Promissory Note and a four year warrant to purchase 5,000,000 shares of our common stock at an exercise price of $1.40 per share for total gross proceeds to us of $10,000,000. We completed the transaction and received funding on February 7, 2007. Scarsdale Equities LLC served as placement agent for the sale of this convertible note which was placed exclusively to one accredited investor. The placement agent received a commission representing 6.5% of the gross proceeds.

3.            In December 2006, we completed a private placement of 6,440,000 shares of common stock with twelve investors for total gross proceeds of $3,220,000 and net proceeds of $3,010,700. We also issued 6,440,000 common stock warrants related to the private placement at an exercise price of $0.92 and a term of three years. Scarsdale Equities LLC served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors. The placement agent received a cash commission representing 6.5% of the gross proceeds.

4.            In February 2006, we completed a private placement of 1,928,573 shares of common stock with nine investors for total gross proceeds of $2,700,000 and net proceeds of $2,560,000. We also issued 964,286 common stock warrants related to the private placement at an exercise price of $2.00 and a term of three years. Arabella Securities served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors. The placement agent received a cash commission representing 5% of the gross proceeds and 96,429 warrants representing 5% of the common shares issued at an exercise price of $2.00 and a term of three years.

5.            In November 2005, we entered into an asset purchase agreement with Quinduno Energy, LLC for the purchase of a 100% working interest in 1,755 acres in Robert County, Texas. Pursuant to the November agreement we were required to pay on November 15, 2005, $500,000 in cash and 500,000 shares of our restricted common stock. Pursuant to the same asset purchase agreement with Quinduno Energy listed above we issued on February 27, 2006 $250,000 in cash and 500,000 shares of our restricted common stock.

6.            In September 2005, we amended and restated our revolving credit agreement as discussed herein. Pursuant to this agreement we issued 100,000 of our common stock warrants at an exercise price of $2.00. These warrants were issued to the lender for financing costs associated with the revolving credit agreement. These warrants expire in November 2007.

7.            In April 2005, we completed the private placement of 8,153,846 shares of common stock with twenty-one investors for total gross proceeds of $10,600,000 and net proceeds of $9,900,000. Sterne, Agee & Leach served as placement agent for the sale of these shares which were placed exclusively to a group of accredited investors primarily consisting of U.S.-based institutional investment funds.  The placement agent received a commission of 6% of the gross proceeds.  All securities issued were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Item 27.  Exhibits.

The following is a list of exhibits filed as part of this registration statement.  Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference.  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Petrosearch Energy Corporation (1)
3.2	Bylaws of Petrosearch Energy Corporation (1)
3.3	Articles of Merger (1)
4.1	Share Purchase Agreement dated January 24, 2005 with CBarney Investments (1)
4.2	Amended Share Purchase Agreement dated April 19, 2005 with CBarney Investments (1)
4.3	Share Purchase Agreement dated January 24, 2005 with Mark X (1)
4.4	Amended Share Purchase Agreement dated April 19, 2005 with Mark X (1)

4.5	Share Purchase Agreement with Mark 1 dated November 24, 2004 (1)
4.6	Common Stock Purchase Warrant [Form Of] (1)
4.7	Subscription and Registration Rights Agreement [Form Of] (1)
5.1	Legal Opinion of Axelrod, Smith & Kirshbaum, P.C. (Form Of) (18)
10.1	Revolving Credit Facility dated October 1, 2004 with Fortuna Asset Management (1)
10.2	Revolving Credit Note dated October 2004 with Fortuna Energy, L.P. (1)
10.3	Assignment of Overriding Royalty Interest (Fortuna Energy, L.P.) dated October 2004 (1)
10.4	Pledge Agreement (Fortuna Energy, L.P.) dated October 2004 (1)
10.5	Master Deed of Trust (Fortuna) dated October 2004 (1)
10.6	Amended and Restated Revolving Credit Note with Fortuna Energy, LP dated September 29, 2005 (5)
10.7	Amended and Restated Revolving Credit Agreement with Fortuna Energy, LP dated September 29, 2005 (5)
10.8	Warrant Agreement (Fortuna Energy, LP dated September 29, 2005 (5)
10.9	Joint Operating Agreement [Form Of] (1)
10.10	Employment Agreement dated November 15, 2004 with Richard Dole (1)
10.11	Employment Agreement dated May 1, 2005 with Wayne Beninger (1)
10.12	Employment Agreement dated May 1, 2005 with David Collins (1)
10.13	Gas Purchase, Gathering, Treating and Processing Agreement with Bear Paw Energy, LLC dated December 1, 2003 (2)
10.14	Crude Oil Purchase Contract with Plains Marketing, L.P. dated January 25, 2005 (2)
10.15	Lease Purchase Contract with Eighty Eight Oil, LLC dated November 1, 2003 (2)
10.16	Asset Purchase Agreement with Quinduno Energy dated October 18, 2005 (6)
10.17	Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. dated January 11, 2006 (7)
10.18	Amended Right of First Refusal Agreement with Rock Energy Partners Operating, L.P. and Rock Energy Partners, L.P. dated January 11, 2006 (7)
10.19	Subscription Agreement (Form Of) (8)
10.20	Warrant Agreement (Form Of) (8)
10.21	Extension Agreement with ExxonMobil Corporation dated March 30, 2006 (9)
10.22	Second Amended and Restated Program Agreement with Harding Company dated August 29, 2006 (10)
10.23	Second Amendment to Petrosearch-Garwood Agreement dated September 21, 2006 (11)
10.24	Option Agreement with Rock Energy Partners dated September 21, 2006 (12)
10.25	Securities Purchase Agreement dated November 1, 2006, by and between Garwood Petrosearch, Inc. and Laurus Master Fund, Ltd. (12)
10.26	Secured Term Note dated November 1, 2006, by and between Garwood Petrosearch, Inc. and Laurus Master Fund, Ltd. (12)
10.27	Stock Pledge Agreement dated November 1, 2006, by and between Petrosearch Energy Corporation and Laurus Master Fund, Ltd. (12)
10.28	Master Security Agreement dated November 1, 2006, by Garwood Petrosearch, Inc. (12)
10.29	Deed of Trust dated November 1, 2006 by Garwood Petrosearch, Inc. (12)
10.30	Common Stock Purchase Warrant dated November 1, 2006, by Garwood Petrosearch, Inc. (12)
10.31	Partnership Agreement dated December 15, 2006 (DDJET) (13)
10.32	Note and Warrant Purchase Agreement with RCH Petro Investors, LP dated February 1, 2007 (14)
10.33	8% Senior Secured Convertible Note dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.34	Pledge and Security Agreement dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.35	Registration Rights Agreement dated February 7, 2007 (RCH Petro Investors, LP) (14)
10.36	Warrant Agreement dated February 7, 2007 (RCH Petro Investors) (14)
10.37	Employment Agreement of Richard D. Dole (15)
10.38	Employment Agreement of Wayne Beninger (15)
10.39	Employment Agreement of David Collins (15)
10.40	Note and Warrant Purchase Agreement dated November 9, 2007(16)
10.41	8% Senior Secured Convertible Note dated November 9, 2007 (Form of) (16)
10.42	Pledge and Security Agreement dated November 9, 2007(16)
10.43	Registration Rights Agreement dated November 9, 2007(16)
10.44	Warrant Agreement dated November 9, 2007 (Form of) (16)
10.45	Investment Banking Agreement with Arabella Securities (17)
14.1	Code of Ethics (4)

21.1	List of Subsidiaries (18)
23.1	Consent of McCartney Engineering, LLC, Consulting Petroleum Engineers (18)
23.2	Consent of Ryder Scott Company, Petroleum Consultants (18)
23.3	Consent of Ham, Langston & Brezina, P.C., Independent Auditors (18)

Footnotes to Exhibits:
1	Previously filed as an exhibit to our Form SB-2 Registration Statement on June 6, 2005 and incorporated herein by reference.
2	Previously filed as an exhibit to our Form SB-2/A Amendment No. 1 Registration Statement on July 22, 2005 and incorporated herein by reference.
3	Previously filed as an exhibit to our Form SB-2/A, Amendment No. 2 Registration Statement on August 5, 2005 and incorporated herein by reference.
4	Previously filed as an exhibit to our Form SB-2/A, Amendment No. 3 Registration Statement on August 23, 2005 and incorporated herein by reference.
5	Previously filed as an exhibit to our current report on Form 8-K filed October 4, 2005 and incorporated herein by reference.
6	Previously filed as an exhibit to our current report on Form 8-K filed November 2, 2005 and incorporated herein by reference.
7	Previously filed as an exhibit to our current report on Form 8-K filed January 18, 2006 and incorporated herein by reference.
8	Previously filed as an exhibit to our current report on Form 8-K filed February 9, 2006 and incorporated herein by reference.
9	Previously filed as an exhibit to our current report on Form 8-K filed April 3, 2006 and incorporated herein by reference.
10	Previously filed as an exhibit to our current report on Form 8-K filed September 5, 2006 and incorporated herein by reference.
11	Previously filed as an exhibit to our current report on Form 8-K filed September 27, 2006 and incorporated herein by reference.
12	Previously filed as an exhibit to our current report on Form 8-K filed November 7, 2006 and incorporated herein by reference.
13	Previously filed as an exhibit to our current report on Form 8-K filed December 20, 2006 and incorporated herein by reference.
14	Previously filed as an exhibit to our current report on Form 8-K filed February 7, 2007 and incorporated herein by reference.
15	Previously filed as an exhibit to our Form 8-K filed on June 7, 2007 and incorporated herein by reference.
16	Previously filed as an exhibit to our current report on Form 8-K filed November 13, 2007 and incorporated herein by reference.
17	Previously filed as an exhibit to our Form SB-2/A, Amendment No. 2 Registration Statement on July 3, 2007 and incorporated herein by reference
18	Filed herewith.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act:
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)            For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)            File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)            That for the purpose of determining any liability under the Securities Act to any purchaser:

(a)	If the small business issuer is relying on Rule 430B:

(i)
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registrati onstatement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registran statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 1st day of February, 2008.

PETROSEARCH ENERGY CORPORATION

By /s/ Richard D. Dole
Richard D. Dole
President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Richard D. Dole	President, Chief Executive Officer	February 1, 2008
Richard D. Dole	and Chairman of the Board

By /s/ David Collins	Chief Financial Officer	February 1, 2008
David Collins	and Principal Financial Officer

By /s/ Gerald Agranoff	Director	February 1, 2008
Gerald Agranoff

By /s/ Richard Majeres	Director	February 1, 2008
Richard Majeres

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
September 30, 2007 and December 31, 2006

ASSETS	September 30, 2007 (Unaudited)	December 31, 2006 (See note)

Current assets:
Cash	$3,187,341	$3,715,618
Accounts receivable:
Joint owners-billed, net of allowance of $37,179 at September 30, 2007and $83,073 at December 31, 2006	172,946	421,081
Joint owners-unbilled	803	15,213
Oil and gas production sales	321,985	146,408
Prepaid expenses and other current assets	976,435	829,104
Total current assets	4,659,510	5,127,424

Property and equipment:
Oil and gas properties, full cost method of accounting:
Properties subject to amortization	29,270,852	23,462,639
Properties not subject to amortization	7,121,241	6,309,169
Other property and equipment	153,032	149,348
Total	36,545,125	29,921,156
Less accumulated depreciation, depletion and amortization	(2,953,008)	(2,357,347)
Total property and equipment, net	33,592,117	27,563,809

Prepaid oil and gas costs	14,507	14,507

Other assets	695,103	656,790

Total assets	$38,961,237	$33,362,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$2,530,378	$1,863,531
Current portion of long-term debt - Kallina	673,769	298,806
Trade note payable	42,724	409,819
Accounts payable	709,939	1,062,679
Accrued liabilities for Barnett property costs	332,719	607,013
Accrued liabilities	1,030,018	925,183
Warrant liability	427,551	317,752
Total current liabilities	5,747,098	5,484,783

Long-term debt, net of current portion	-	2,066,074
Long-term debt, net of current portion – Kallina	6,353,512	6,963,694
Convertible debt	5,986,518	-
Other long-term obligations	927,598	906,996
Total liabilities	19,014,726	15,421,547

Stockholders' equity:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
Series A 8% convertible preferred stock, 1,000,000 shares authorized; 483,416 shares issued and outstanding at September 30, 2007 and December 31, 2006	483,416	483,416
Series B convertible preferred stock, 100,000 shares authorized; 43,000 shares issued and outstanding at September 30, 2007 and December 31, 2006	43,000	43,000
Common stock, par value $0.001 per share, 100,000,000 shares Authorized; 39,556,789 and 37,927,070 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	39,556	37,927
Additional paid-in capital	31,140,043	23,928,090
Un-issued common stock	222,062	771,429
Accumulated deficit	(11,981,566)	(7,322,879)
Total stockholders' equity	19,946,511	17,940,983

Total liabilities and stockholders' equity	$38,961,237	$33,362,530
Note:  The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. See accompanying notes to unaudited condensed consolidated financial statements.

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months and  nine months ended September 30, 2007 and 2006

	Three Months Ended September 30		Nine Months Ended September 30
	2007	2006	2007	2006

Oil and gas production revenues	$426,931	$335,711	$1,163,451	$827,311

Operating costs and expenses:
Lease operating and production taxes	146,400	240,977	489,291	658,859
Depreciation, depletion and amortization	222,871	79,614	595,660	214,242
General and administrative	631,925	550,075	2,072,397	1,845,396

Total costs and expenses	1,001,196	870,666	3,157,348	2,718,497

Operating loss	(574,265)	(534,955)	(1,993,897)	(1,891,186)

Other income (expense):
Interest income	53,582	18,775	211,025	51,858
Interest expense	(492,850)	(104,360)	(1,391,870)	(278,242)
Amortization of financing costs
and debt discount	(507,327)	(32,674)	(1,374,146)	(62,670)
Change in value of warrant liability	94,812	-	(109,799)	-
Gain on sale of investment	-	-	-	1,000,000

Total other income (expense)	(851,783)	(118,259)	(2,664,790)	710,946

Net Income (Loss)	$(1,426,048)	$(653,214)	$(4,658,687)	$(1,180,240)

Basic and diluted net income (loss) per common share	$(0.04)	$(0.02)	$(0.12)	$(0.04)

See accompanying notes to unaudited condensed consolidated financial statements

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the nine months ended September 30, 2007

			Series A		Series B		Additional	Unissued		Total Stock-
	Common Stock		Preferred Stock		Preferred Stock		Paid-In	Common	Accumulated	Holders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Equity

Balance at December 31, 2006	37,927,070	$37,927	483,416	$483,416	43,000	$43,000	$23,928,090	$771,429	$(7,322,879)	$17,940,983
Issuance of common stock committed, net of additional costs of raising capital	771,429	771					751,315	(771,429)		(19,343)
Common stock issued for leasehold costs	500,000	500					644,500			645,000
Common stock issued for employee compensation	25,000	25					20,725			20,750
Common stock issued for services	50,000	50					61,926			61,976
Common stock issued for interest expense	252,256	252					352,582			352,834
Common stock issued for board compensation	31,034	31					44,969			45,000
Common stock committed for interest expense								222,062		222,062
Issuance of warrants with debt							2,667,968			2,667,968
Beneficial conversion feature of convertible debt							2,667,968			2,667,968
Net loss									(4,658,687)	(4,658,687)
Balance at September 30, 2007	39,556,789	$39,556	483,416	$483,416	43,000	$43,000	$31,140,043	$222,062	$(11,981,566)	$19,946,511

See accompanying notes to unaudited condensed consolidated financial statements

PETROSEARCH ENERGY CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
For the nine months ended September 30, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(4,658,687)	$(1,180,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion, depreciation and amortization expense	595,660	214,242
Stock-based compensation and interest expense	683,279	1,923
Amortization of deferred rent	(11,711)	(3,680)
Amortization of debt discount	269,141	26,523
Amortization of beneficial conversion feature	872,454	-
Amortization of financing costs	258,789	36,147
Accretion of asset retirement obligation	27,231	22,717
Change in value of warrant liability	109,799	-
Gain on sale of securities	-	(1,000,000)
Changes in operating assets and liabilities:
Accounts receivable	86,968	461,417
Trade note receivable	-	(466,972)
Prepaid expenses and other assets	(300,520)	(184,174)
Accounts payable and accrued liabilities	(83,601)	915,955
Trade note payable	(367,095)	-

Net cash used in operating activities	(2,518,293)	(1,156,142)

Cash flows from investing activities:
Capital expenditures, including purchases and development of properties	(6,412,484)	(6,233,269)
Proceeds from sale of securities	-	1,000,000

Net cash used in investing activities	(6,412,484)	(5,233,269)

Cash flows from financing activities:
Proceeds from the sale of common stock	-	2,540,625
Proceeds from exercise of warrants	-	174,669
Proceeds from convertible debt	10,000,000	-
Proceeds from notes payable	-	1,800,000
Repayment of notes payable	(1,597,500)	(587,500)

Net cash provided by financing activities	8,402,500	3,927,794

Net increase (decrease) in cash and cash equivalents	(528,277)	(2,461,617)

Cash and cash equivalents at beginning of period	3,715,618	4,052,844

Cash and cash equivalents at end of period	$3,187,341	$1,591,227

Supplemental disclosures of cash flow information:
Interest paid	$323,996	$361,774

Income taxes paid	$-	$-

See accompanying notes to unaudited condensed consolidated financial statements

PETROSEARCH ENERGY CORPORATION
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.	Interim Financial Statements

The accompanying un-audited interim financial statements have been prepared without audit pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations.  These unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto of Petrosearch Energy Corporation (the “Company”) for the year ended December 31, 2006.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods presented have been included.  Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.

2.	Income Taxes

The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

The difference between the 35% federal statutory income tax rate and amounts shown in the accompanying interim financial statements is primarily attributable to the utilization of net operating loss carry-forwards and a valuation allowance recorded against net deferred tax assets.

3.	Stock Warrants

The Company has periodically issued incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company’s business and to enhance the ability to attract and retain the services of qualified persons.  Warrants have also been issued as part of capital financing transactions.  The issuances of such warrants are approved by the Board of Directors.  The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant.  The Company issues shares of authorized common stock upon the exercise of the warrant.

In December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS 123.  SFAS 123(R) requires all share-based payments to employees, including grants of employee stock warrants, to be recognized as stock-based compensation expense in the Company’s Consolidated Statements of Operations based on their fair values.  For purposes of determining compensation expense associated with stock warrants, the fair value of the Company’s stock was determined based upon the Black-Scholes option pricing model.

For warrants granted during 2007 and 2006, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

	2007	2006
Dividend yield	-0-	-0-
Expected volatility	105%	98%
Risk free interest	4.52%	3.00%
Expected lives	4 years	2-4 years

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable.  In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.  Because the Company’s stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock warrants.

A summary of the Company’s stock warrant activity and related information for the nine months ended September 30, 2007 follows:

				Weighted	Total
				Average	Intrinsic
	Number of		Weighted	Grant	Value
	Shares		Average	Date Fair	Warrant
	Under	Exercise	Exercise	Value	Exercises
	Warrant	Price	Price	($/share) (2)	(1)

Warrants outstanding at December 31, 2006	14,147,690	$0.92-$9.75	$1.88

Issued	5,225,000	$1.40	$1.40	$0.51
Expired	(1,050,007)	$4.88-$9.75	$7.95

Warrants outstanding at September 30, 2007	18,322,683	$0.92-$2.00	$1.40

All outstanding stock warrants are exercisable at September 30, 2007.  A summary of outstanding stock warrants at September 30, 2007 follows:

			Weighted
Number of		Remaining	Average		Weighted
Common		Contracted	Remaining		Average	Aggregate
Stock	Expiration	Life	Contractual	Exercise	Exercise	Intrinsic
Equivalents	Date	(Years)	Term (Years)	Price	Price	Value (1)
150,000	March 2008	.50		$1.95	$1.95
20,000	August 2008	.92		$1.95	$1.95
4,851,969	November 2008	1.17		$0.98-$1.95	$1.93
1,060,714	February 2010	2.42		$2.00	$2.00
5,225,000	January 2011	3.33		$1.40	$1.40
575,000	October 2011	4.08		$.92	$.92
6,440,000	December 2011	4.25		$.92	$.92

18,322,683			3.03			$1,964,200

(1) The intrinsic value of a warrant is the amount by which the current market value of the underlying stock exceeds the exercise price of the warrant, or the market price at the end of the period less the exercise price.

(2)  The weighted average grant date fair value was determined by using the Black Scholes Option Pricing Model as described above.

The following table provides a detail of stock-based compensation incurred during the nine months ended September 30, 2007, and 2006:

	Nine Months Ended
	September 30,
	2007	2006

Restricted stock – Interest Expense	$352,834	$-
Restricted stock – General and Administrative	108,383	-
Restricted stock – Property Costs	645,000	545,000
Committed restricted stock	222,062	23,075
Total stock-based compensation	$1,328,279	$568,075
Less amounts capitalized – Property Costs	(645,000)	(545,000)
Stock compensation expense, net of amounts capitalized	$683,279	$23,075

The above table excludes common stock issued for cash, warrants issued in financing arrangements, debt discounts recorded in equity, and common stock issued for exercise of warrants.

4.	Related Party Transactions

During the three months and nine months ended September 30, 2007 there were no related party transactions.

5.	Non-Cash Investing and Financing Activities

During the nine months ended September 30, 2007 and 2006, the Company engaged in non-cash financing and investing activities as follows:

	Nine Months Ended
	September 30,
	2007	2006
Reduction of prepaid drilling for development of oil and gasProperties	-	$24,846

Issuance of common stock for acquisition of property	$645,000	-

Increase in accounts payable and accrued liabilities for property costs	-	$5,197,114

Increase in accounts payable for JIB receivable - Kallina	-	$4,925,289

Beneficial conversion feature on convertible debt	$2,667,968	-

Issuance of warrants with debt	$2,667,968	-

Issuance of convertible debt for financing costs	$450,000	-

6.	Earnings Per Share

The Company has adopted SFAS No. 128, which provides for calculation of "Basic" and "Diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the three and nine months ended September 30, 2007 and 2006:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Basic EPS:
Net income (loss)	$(1,426,048)	$(653,214)	$(4,658,687)	$(1,180,240)
Less: Preferred stock dividends	(9,668)	(9,668)	(29,005)	(29,005)
Net income (loss) available to common stockholders	$(1,435,716)	$(662,882)	$(4,687,692)	$(1,209,245)

Weighted average shares of common stock	39,553,131	31,115,168	39,181,688	30,527,998

Basic net income (loss) per share	$(0.04)	$(0.02)	$(0.12)	$(0.04)

Diluted EPS:
Income (loss) available to common stockholders	$(1,435,716)	$(662,882)	$(4,687,692)	$(1,209,245)
Plus assumed conversions	9,668	9,668	29,005	29,005
Net income (loss) used for diluted EPS	$(1,426,048)	$(653,214)	$(4,658,687)	$(1,180,240)

Weighted average shares used for Diluted EPS	39,553,131	31,115,168	39,181,688	30,527,998

Diluted net income (loss) per share	$(0.04)	$(0.02)	$(0.12)	$(0.04)

For the three and nine month periods ended September 30, 2007 and 2006, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.  For the nine month period ended September 30, 2006, these securities included in-the-money warrants for the purchase of 84,280 common shares and preferred stock convertible into 94,218 common shares.    For the three month period ended September 30, 2006, these securities included preferred stock convertible into 94,218 common shares.    For the three and nine months ended September 30, 2007, these securities included in-the-money warrants for the purchase of 1,954,346 and 2,013,511 common shares, respectively, and preferred stock convertible into 94,218 common shares.

7.	Convertible Debt

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“ EITF 00-19”).

SFAS 133 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with EITF 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of SFAS 133. SFAS 133 and EITF 00-19 also provide an exception to this rule when the host instrument is deemed to be conventional (as that term is described in the implementation guidance to SFAS 133 and further clarified in EITF 05-2 “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19).

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features,” (“EITF 98-5”) and EITF 00-27 “Application of EITF 98-5 to Certain Convertible Instruments.” Accordingly, the Company records when necessary discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts associated with beneficial conversion features under these arrangements are amortized over the term of the related debt.

On February 1, 2007 the Company executed a Note and Warrant Purchase Agreement with an Institutional Investor for the sale of a $10,000,000, 8% Senior Secured Convertible Promissory Note and a four-year warrant to purchase 5,000,000 shares of common stock at an exercise price of $1.40 per share for total proceeds of $10,000,000.  At the option of the investor, the three-year Convertible Note will be convertible into shares of common stock at a price of $1.00 per share after the earlier of one year from the closing of the transaction or three months after a registration statement relating to this transaction becomes effective.  The Warrant is exercisable one year after the closing of the transaction.

The Company  may  elect  to redeem part or all of the outstanding Convertible Note at the later  of  (i) such time as RCH Petro Investors, L.P. (RCH) has the right to convert; and (ii) twelve months from  the  date  of  closing, at one-hundred ten percent (110%) of the principal amount of the Convertible Note, provided however that such redemption right only applies  if,  upon  receiving notice of redemption, the lender has the right to convert all  the  shares  the Company intends to redeem at the applicable conversion price and the applicable  registration statement for the resale of such shares of common stock is  effective.

The Convertible Note is collateralized by a security interest in twenty five percent of the membership interest of the Company’s wholly owned subsidiary, Exploration Holding Co., LLC, which owns one-hundred percent of Barnett Petrosearch, LLC.  Barnett Petrosearch is the subsidiary which owns a 5.54% interest in DDJET, Ltd, LLP, and participates in the Barnett Shale Project.

The Convertible Note meets the definition of conventional convertible debt in EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. We have evaluated each of the features of the Convertible Note and concluded that none of these features constitute embedded derivatives that must be bifurcated from the host contract and accounted for as derivatives in accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities.

The Company allocated the debt proceeds to the warrants and the debt based on the relative fair value of each. In accordance with EITF 98-5 and EITF 00-27, the Company recorded a discount of $2.7 million to the convertible note for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The fair value assigned to the warrants of $2.7 million was also recorded as a debt discount.

8.	Legal Proceedings

The Company is subject to certain legal proceedings and claims which arose in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the Company’s financial position, results of operations or cash flows.

9.	Subsequent Events

Convertible Debt Agreement

On November 9, 2007, we executed a Note and Warrant Purchase Agreement with several institutional investors and high net worth individuals for the sale of a series of 8% Senior Secured Convertible Promissory Notes and three year warrants to purchase an aggregate of 1,928,575 shares of our common stock at an exercise price of $1.50 per share for total gross proceeds to us of $8,100,000   We completed the transaction and received funding on November 13, 2007.  Upon closing, we issued the Convertible Notes and the Warrants.  As part of the transaction, we executed a Pledge and Security Agreement and a Registration Rights Agreement.  At closing, we paid Scarsdale Equities, LLC a placement agent fee equal to $461,500.

The Convertible Notes will mature three years from the date of issuance and will accrue interest payable quarterly in arrears in cash or common stock, at our option, at the rate of eight percent per annum if paid in cash, or eight and one-half percent if paid in common stock of the Company (subject to certain equity conditions being met).  At the option of the Purchasers, the Convertible Notes are convertible into shares of our common stock at a price per share of $1.05 at any time and from time to time after the original issue date.    The Convertible Note is collateralized by a security interest in five percent of the membership interest of our wholly owned subsidiary, Exploration Holding Co., LLC, which owns one-hundred percent of Barnett Petrosearch, LLC.  Barnett Petrosearch is our subsidiary which owns a 5.54% interest in DDJET, Limited, LLP.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors and Stockholders
Petrosearch Energy Corporation

We  have  audited  the  accompanying  consolidated balance sheets of Petrosearch
Energy  Corporation  and  subsidiaries  as of December 31, 2006 and 2005 and the related  consolidated  statements  of  operations, stockholders' equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion  on  these  consolidated  financial  statements  based  on  our  audits.

We  conducted  our audits in accordance with the standards of the Public Company
Accounting  Oversight  Board  (United  States).  Those standards require that we plan  and  perform  the  audit  to obtain reasonable assurance about whether the financial  statements  are  free  of  material  misstatement.  An audit includes examining,  on  a test basis, evidence supporting the amounts and disclosures in the  financial  statements.  An  audit  also  includes  assessing the accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating  the  overall  financial statement presentation.  We believe that our audits  provide  a  reasonable  basis  for  our  opinion.

In  our opinion, the consolidated financial statements referred to above present fairly,  in  all  material  respects,  the  consolidated  financial  position of
Petrosearch  Energy  Corporation  and  subsidiaries  as of December 31, 2006 and
2005,  and  the  results  of their operations and their cash flows for the years then  ended,  in conformity with accounting principles generally accepted in the
United  States  of  America.

                                        /s/  Ham,  Langston  &  Brezina,  L.L.P.

Houston,  Texas

March  30,  2007

                                      F-12

                                   PETROSEARCH ENERGY CORPORATION
                                    CONSOLIDATED BALANCE SHEETS
                                     DECEMBER 31, 2006 AND 2005

ASSETS                                                                          2006          2005
------                                                                      ------------  ------------

Current assets:
  Cash                                                                      $ 3,715,618   $ 4,052,844
  Accounts receivable:
    Joint owners-billed, net of allowance of $83,073                            421,081     1,342,386
    Joint owners-unbilled                                                        15,213         1,958
    Oil and gas production sales                                                146,408         9,345
  Prepaid expenses and other current assets                                     829,104       517,482
                                                                            ------------  ------------
      Total current assets                                                    5,127,424     5,924,015
                                                                            ------------  ------------

Property and equipment:
  Oil and gas properties, full cost method of accounting:
    Properties subject to amortization                                       23,462,639    11,849,520
    Properties not subject to amortization                                    6,309,169     3,513,597
  Other property and equipment                                                  149,348       147,047
                                                                            ------------  ------------
    Total                                                                    29,921,156    15,510,164
  Less accumulated depreciation, depletion and amortization                  (2,357,347)   (1,966,000)
                                                                            ------------  ------------
    Total property and equipment, net                                        27,563,809    13,544,164

Prepaid oil and gas costs                                                        14,507        81,603

Other assets                                                                    656,790        66,462
                                                                            ------------  ------------

    Total assets                                                            $33,362,530   $19,616,244
                                                                            ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities:
  Current portion of long-term debt                                         $ 1,863,531   $   908,168
  Current portion of long-term debt Kallina                                     298,806             -
  Trade note payable                                                            409,819             -
  Accounts payable                                                            1,062,679       561,546
  Accrued liabilities                                                         1,532,196       750,036
  Warrant liability                                                             317,752             -
                                                                            ------------  ------------
    Total current liabilities                                                 5,484,783     2,219,750
                                                                            ------------  ------------

Long-term debt, net of current portion                                        2,066,074     2,537,251
Long-term debt, net of current portion - Kallina                              6,963,694             -
Other long-term obligations                                                     906,996       670,456
                                                                            ------------  ------------
    Total liabilities                                                        15,421,547     5,427,457
                                                                            ------------  ------------

Stockholders' equity:
  Preferred stock, par value $1.00 per share, 20,000,000 shares authorized:
    Series A  8% convertible preferred stock, 1,000,000 shares authorized;
    483,416 shares issued and outstanding at December 31, 2006 and 2005         483,416       483,416
    Series B convertible preferred stock, 100,000 shares authorized;
    43,000 shares issued and outstanding at December 31, 2006 and  2005          43,000        43,000
  Common stock, par value $0.001 per share, 100,000,000 shares
  Authorized; 37,927,070 and 28,497,761 shares issued and outstanding
  at December 31, 2006 and 2005                                                  37,927        28,497
  Additional paid-in capital                                                 23,928,090    18,089,828
  Unissued common stock                                                         771,429       545,000
  Accumulated deficit                                                        (7,322,879)   (5,000,954)
                                                                            ------------  ------------
      Total stockholders' equity                                             17,940,983    14,188,787
                                                                            ------------  ------------

      Total liabilities and stockholders' equity                            $33,362,530   $19,616,244
                                                                            ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                                      F-13

                         PETROSEARCH ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                       2006          2005
                                                   ------------  ------------

Oil and gas production revenues                    $ 1,232,958   $ 1,701,043
                                                   ------------  ------------

Operating costs and expenses:
  Lease operating and production taxes                 653,265       581,313
  Depreciation, depletion and amortization             391,347       563,252
  General and administrative                         2,766,235     3,268,088
                                                   ------------  ------------

    Total costs and expenses                         3,810,847     4,412,653
                                                   ------------  ------------

Operating loss                                      (2,577,889)   (2,711,610)
                                                   ------------  ------------

Other income (expense):
  Interest income                                       73,585        51,031
  Interest expense                                    (801,067)     (240,452)
  Gain on sale of securities                         1,000,000             -
  Change in value of warrant liability                 (16,554)            -
                                                   ------------  ------------

    Total other income (expense)                       255,964      (189,421)
                                                   ------------  ------------

      Net loss                                     $(2,321,925)  $(2,901,031)
                                                   ============  ============

Basic and diluted net loss per common share        $     (0.08)  $     (0.11)
                                                   ============  ============

Weighted average common shares                      31,253,819    25,409,348
                                                   ============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                                      F-14

                                                  PETROSEARCH ENERGY CORPORATION
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                                                                        TOTAL
                                        SERIES A             SERIES B         ADDITIONAL   UNISSUED                     STOCK-
                   COMMON STOCK      PREFERRED STOCK      PREFERRED STOCK      PAID-IN      COMMON     ACCUMULATED     HOLDERS
                 SHARES    AMOUNT    SHARES     AMOUNT    SHARES    AMOUNT     CAPITAL       STOCK       DEFICIT        EQUITY
               ----------  -------  ---------  --------  ---------  -------  ------------  ---------  -------------  ------------

Balance at
December 31,
2004           18,792,120  $18,792    483,416  $483,416     43,000  $43,000  $ 6,884,784   $       -  $ (2,099,923)  $ 5,330,069

Common Stock
issued
for cash        9,174,873    9,174          -         -          -        -   10,600,545           -             -    10,609,719

Common stock
issued and
committed for
oil and gas
properties        500,000      500          -         -          -        -      544,500     545,000             -     1,090,000

Compensation
awarded to
Board of
Directors          30,768       31          -         -          -        -       59,969           -             -        60,000

Issuances of
warrants
with debt               -        -          -         -          -        -       88,422           -             -        88,422

Cancellation
of warrants             -        -          -         -          -        -      (88,392)          -             -       (88,392)

Net loss                -        -          -         -          -        -            -           -    (2,901,031)   (2,901,031)
               ------------------------------------------------------------------------------------------------------------------
Balance at
December 31,
2005           28,497,761  $28,497    483,416  $483,416     43,000  $43,000  $18,089,828   $ 545,000  $ (5,000,954)  $14,188,787
               ==================================================================================================================

    The accompanying notes are an integral part of these consolidated financial statements.

                                      F-15

                                                  PETROSEARCH ENERGY CORPORATION
                                          CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                          FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                                                                        TOTAL
                                          SERIES A            SERIES B       ADDITIONAL    UNISSUED                     STOCK-
                     COMMON STOCK      PREFERRED STOCK     PREFERRED STOCK     PAID-IN      COMMON     ACCUMULATED     HOLDERS
                   SHARES    AMOUNT    SHARES    AMOUNT    SHARES   AMOUNT     CAPITAL      STOCK        DEFICIT        EQUITY
                 ----------  -------  --------  --------  --------  -------  -----------  ----------  -------------  ------------

Balance at
December 31,
2005             28,497,761  $28,497   483,416  $483,416    43,000  $43,000  $18,089,828  $ 545,000   $ (5,000,954)  $14,188,787

Common stock
issued for cash   8,368,576    8,369                                           4,787,768    771,429                    5,567,566

Issuance of
common stock
committed           500,000      500                                             544,500   (545,000)                           -

Common stock
issued for
employee
compensation        300,000      300                                             239,700                                 240,000

Common stock
issued for
services             82,500       83                                              54,501                                  54,584

Exercise of
warrants            178,233      178                                             174,491                                 174,669

Issuance of
warrants to
lender                                                                            37,302                                  37,302

Net loss                                                                                                (2,321,925)   (2,321,925)
                 ----------------------------------------------------------------------------------------------------------------
Balance at
December 31,
2006             37,927,070  $37,927   483,416  $483,416    43,000  $43,000  $23,928,090  $ 771,429   $ (7,322,879)  $17,940,983
                 ================================================================================================================

    The accompanying notes are an integral part of these consolidated financial statements.

                                      F-16

                                     PETROSEARCH ENERGY CORPORATION
                                  CONSOLIDATED STATEMENT OF CASH FLOWS
                             FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                                 2006           2005
                                                                             -------------  ------------

Cash flows from operating activities:
Net loss                                                                     $ (2,321,925)  $(2,901,031)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depletion, depreciation and amortization expense                                391,347       563,252
  Write off of prepaid oil and gas costs                                                -        60,000
  Stock based compensation                                                        294,584        60,000
  Amortization of deferred rent                                                    (5,082)           77
  Amortization of debt discount and financing costs                               161,887        48,283
  Accretion of asset retirement obligation                                         28,505             -
  Change in value of warrant liability                                             16,554             -
  Bad debt expense                                                                      -       145,443
  Gain on sale of securities                                                   (1,000,000)            -
Changes in operating assets and liabilities:
  Accounts receivable                                                             488,455       368,664
  Prepaid expenses and other assets                                              (960,403)     (235,055)
  Accounts payable and accrued liabilities                                        853,423      (599,672)
  Trade note payable                                                              409,819             -
                                                                             -------------  ------------

Net cash used in operating activities                                          (1,642,836)   (2,490,039)
                                                                             -------------  ------------

Cash flows from investing activities:
  Capital expenditures, including purchases and development of properties     (14,141,190)   (7,815,083)
  Purchase of prepaid credits for oil and gas properties, net                           -       (59,323)
  Proceeds from sale of property                                                  509,015     2,072,002
  Proceeds from sale of equity securities                                       1,000,000             -
                                                                             -------------  ------------

Net cash used in investing activities                                         (12,632,175)   (5,802,404)
                                                                             -------------  ------------

Cash flows from financing activities:
  Proceeds from the sale of common stock                                        5,760,616    10,609,719
  Proceeds from exercise of warrants                                              174,669             -
  Proceeds from notes payable                                                  10,880,000     3,950,000
  Repayment of notes payable                                                   (2,877,500)   (3,315,000)
                                                                             -------------  ------------

Net cash provided by financing activities                                      13,937,785    11,244,719
                                                                             -------------  ------------

Net (decrease) increase in cash and cash equivalents                             (337,226)    2,952,276

Cash and cash equivalents at beginning of year                                  4,052,844     1,100,568
                                                                             -------------  ------------

Cash and cash equivalents at end of year                                     $  3,715,618   $ 4,052,844
                                                                             =============  ============

Supplemental disclosures of cash flow information:
  Interest paid                                                              $    546,031   $   227,192
                                                                             =============  ============

  Income taxes paid                                                          $          -   $         -
                                                                             =============  ============

    The accompanying notes are an integral part of these consolidated financial statements.

                                      F-17
                         PETROSEARCH ENERGY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------------

     ORGANIZATION
     ------------

     Petrosearch Energy Corporation (the "Company"), a Nevada Corporation formed in  November  2004, is an independent oil and gas company based in Houston,
     Texas,  with  a  second  office in Dallas, Texas. The Company is a resource based  exploration and development company with operations focused in three core  areas  of  the  lower  48  states  of the United States with existing production  in  Texas,  North  Dakota and Oklahoma. The three core areas of operation  include  a  Barnett  Shale  project through the participation in
     DDJET Limited LLP, the development of a Texas Panhandle water flood project and  the  exploitation of the Wilcox trend in the SW Garwood Field of South
     Texas.

     PRINCIPLES  OF  CONSOLIDATION
     -----------------------------

     The consolidated financial statements presented herein include the accounts of the Company and its wholly-owned subsidiaries. In addition, during 2006, the  consolidated  financial statements of the Company include its pro-rata share  of  the  accounts of the DDJET Limited LLP Partnership, in which the company  has  a  5.54  percent  ownership  interest.  All  significant inter-company  accounts  and  transactions  have  been  eliminated.

     ACCOUNTING  ESTIMATES
     ---------------------

     The  preparation  of  financial  statements  in  conformity with accounting principles  generally  accepted  in  the  United States of America requires management  to  make  estimates  and  assumptions  that affect the reported amounts  of  assets and liabilities at the date of the financial statements and  the  reported  amounts  of  revenue  and expenses during the reporting period.  Our  most  significant  financial estimates are based on remaining proved  natural  gas and oil reserves. Estimates of proved reserves are key components of our depletion rate for natural gas and oil properties and our full  cost  ceiling  test  limitation.  In  addition, estimates are used in computing  taxes,  preparing  accruals  of  operating  costs and production revenues,  asset retirement obligations and fair value of stock options and the  related  compensation  expense. See Note 14 - Supplemental Oil and Gas
     Information  (Unaudited)  for  more  information  relating  to estimates of proved  reserves.  Because there are numerous uncertainties inherent in the estimation  process,  actual  results  could  differ  materially from these estimates.

     BUSINESS  SEGMENTS
     ------------------

     The  Financial  Accounting  Standards Board ("FASB") Statement of Financial
     Accounting  Standards  ("SFAS")  131,  "Disclosures  about  Segments  of an
     Enterprise  and  Related  Information"  establishes standards for reporting information  about  operating  segments.  Operating segments are defined as components  of  an  enterprise  that engage in activities from which it may earn  revenues  and  incur  expenses.  Operating  segments  have  separate financial  information  and  this information is regularly evaluated by the chief  decision maker for the purpose of allocating resources and assessing performance.

     Segment  reporting  is not applicable for us as each of our operating areas has  similar  economic  characteristics  and  each  meets  the criteria for aggregation  as  defined  in  SFAS  131.  All of our operations involve the exploration,  development and production of natural gas and oil, and all of our  operations  are  located  in  the  United  States.  We  have a single, company-wide  management  team  that  administers all properties as a whole rather than as discrete operating segments. We track only basic operational data  by  area,  and  do  not  maintain  comprehensive  financial statement information  by  area.  We  measure  financial  performance  as  a  single enterprise and not on an area-by-area basis. Throughout the year, we freely allocate  capital resources on a project-by-project basis across our entire asset  base to maximize profitability without regard to individual areas or segments.

                                      F-18
     OIL  AND  GAS  PROPERTIES
     -------------------------

     The  Company  follows  the full cost method of accounting for crude oil and natural  gas  properties.  Under  this method, all direct costs and certain directly  related  internal costs associated with acquisition of properties and  successful,  as  well  as  unsuccessful,  exploration  and development activities  are  capitalized.  Depreciation,  depletion and amortization of capitalized  crude  oil  and  natural  gas  properties and estimated future development  costs,  excluding  unproved  properties,  are  based  on  the unit-of-production  method  based on proved reserves. Net capitalized costs of  crude  oil and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized  cost  or  the  cost ceiling, defined as the sum of the present value  of  estimated  future  net  revenues  from  proved reserves based on unescalated  prices  discounted  at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of  unproved properties included in the costs being amortized, if any, less related  income  taxes.  Excess  costs  are  charged  to  proved  property impairment  expense. No gain or loss is recognized upon sale or disposition of  crude  oil and natural gas properties, except in unusual circumstances.

     The  following  table  reflects the depletion expense incurred from oil and gas  properties  during  the  years  ended  December  31,  2006  and  2005:

                                             2006      2005
                                           --------  --------

       Depletion Expense                   $361,933  $543,654
                                           ========  ========
       Depletion expense per BOE produced  $  18.51  $  15.24
                                           ========  ========

     At  December 31, 2006 and 2005, unproved oil and gas properties not subject to  amortization  included  $6,309,169  and  $3,513,597,  respectively,  of property  acquisition, exploration and development costs that are not being amortized.  These  costs will begin to be amortized when they are evaluated and  proved,  reserves  are discovered, impairment is indicated or when the lease  terms expire. Unproved leasehold costs consist of interest in leases located  in  Mississippi,  Oklahoma  and  Texas.

     The  following  table  reflects  the  periods  when costs were incurred for unproved  oil  and  gas  properties  costs:

                                     2004      2005       2006       TOTAL
                                   --------  --------  ----------  ----------

       Property acquisition costs  $309,961  $431,334  $2,872,847  $3,614,142
       Exploration costs                  -         -   2,695,027   2,695,027
                                   ------------------------------------------

         Total                     $309,961  $431,334  $5,567,874  $6,309,169
                                   ==========================================

     Unproved properties represent costs associated with properties on which the
     Company  is  performing  exploration activities or intends to commence such activities.  These costs are reviewed periodically for possible impairments or  reduction  in  value  based  on  geological  and geophysical data. If a reduction  in  value  has  occurred,  costs  being amortized are increased.

     OTHER  PROPERTY  AND  EQUIPMENT
     -------------------------------

     Property  and  equipment is stated at cost.  Depreciation is computed using the  straight-line  method  over the estimated useful lives of 3 to 5 years for  office furniture and equipment and transportation and other equipment.
     Additions  or improvements that increase the value or extend the life of an asset  are capitalized. Expenditures for normal maintenance and repairs are expensed  as incurred. Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected in  operations.  Depreciation  expense for other property and equipment for the  years  ended  December  31,  2006  and  2005  was $29,414 and $19,598,
     respectively.

                                      F-19
     ASSET RETIREMENT OBLIGATIONS
     ----------------------------

     Effective  January  1,  2003,  the  Company  adopted Statement of Financial
     Accounting  Standards  No. 143, Accounting for Asset Retirement Obligations
     ("SFAS  143").  This  statement  applies to obligations associated with the retirement  of tangible long-lived assets that result from the acquisition, construction and development of the assets. SFAS 143 requires that the fair value  of  a  liability  for  a  retirement obligation be recognized in the period in which the liability is incurred. For oil and gas properties, this is the period in which an oil or gas well is acquired or drilled. The asset retirement  obligation is capitalized as part of the carrying amount of the
     Company's  oil  and  gas  properties  at  its  discounted  fair  value. The liability  is  then  accreted each period until the liability is settled or the  well  is  sold,  at  which  time  the  liability  is  reversed.

     A  reconciliation of the Company's asset retirement obligation liability is as  follows:

                                                 As of December 31,
                                                 2006         2005
                                              -----------  ----------

       Beginning asset retirement obligation  $  633,455            -
         Liabilities incurred                     76,826   $  633,455
         Liabilities settled                     (30,056)           -
         Revisions in estimated cash flows       166,347            -
       Accretion expense                          28,505            -
                                              -----------  ----------
       Ending asset retirement obligation     $  875,077   $  633,455
                                              ===========  ==========

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     For  purposes of reporting cash flows, the Company considers all short-term investments  with  an  original  maturity  of  three  months  or  less when purchased  to  be  cash  equivalents.

     RECEIVABLES
     -----------

     The Company routinely assesses the recoverability of all material trade and other  receivables to determine their collectibility. Many of the Company's receivables  are  from  joint  interest  owners  on properties of which the
     Company is the operator. Thus, the Company may have the ability to withhold future  revenue  disbursements to recover any non-payment of joint interest billings.  Generally,  the  Company's crude oil and natural gas receivables are  collected  within  two  months.  The  Company  accrues  a reserve on a receivable when, based on the judgment of management, it is probable that a receivable  will  not  be  collected  and  the amount of any reserve may be reasonably  estimated.  As  of  December  31,  2006  and  2005, the Company
     provided  an  allowance  of  $83,073  for  doubtful  accounts  for  trade receivables  or  joint  interest  owner  receivables.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The  Company  includes  fair  value  information  in the notes to financial statements  when  the  fair value of its financial instruments is different from  the  book  value.  When  the  book  value approximates fair value, no additional  disclosure is made, which is the case for financial instruments outstanding  as of December 31, 2006 and 2005. The Company assumes the book value  of  those  financial  instruments  that  are  classified  as current approximates fair value because of the short maturity of these instruments.
     For  non-current  financial  instruments,  the  Company  uses quoted market prices  or, to the extent that there are no available quoted market prices, market  prices  for  similar  instruments.

     RESTORATION,  REMOVAL  AND  ENVIRONMENTAL  LIABILITIES
     ------------------------------------------------------

     The  Company is subject to extensive federal, state and local environmental laws  and  regulations. These laws regulate the discharge of materials into the  environment  and  may  require  the  Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various  sites.  Environmental  expenditures  are  expensed  or capitalized depending  on their future economic benefit. Expenditures that relate to an existing  condition  caused  by  past  operations  and  that have no future economic  benefit  are  expensed.

                                      F-20
     Liabilities  for  expenditures  of  a  noncapital  nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the  timing  of  cash  payments for the liability or component are fixed or reliably determinable. As of December 31, 2006, the Company believes it has no  such  liabilities.

     CONCENTRATION  OF  CREDIT  RISK  AND  MAJOR  CUSTOMERS
     ------------------------------------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company maintains  its  cash and cash equivalents with major financial institutions selected  based  upon  management's  assessment  of  the  banks'  financial stability.  Balances  regularly  exceed  the  $100,000  federal  depository insurance  limit.  The  Company has not experienced any losses on deposits.

     The Company performs ongoing credit evaluations and, generally, requires no collateral  from  its  customers  or  other  joint  interest  owners. As of
     December  31,  2006,  53%, 20%, and 17% of accounts receivable from oil and gas  sales  were  from  three  customers.

     As  of  December  31,  2006,  43%, 30%, and 17% of accounts receivable from joint  interest  owners  were  from  three  joint  interest  owners.

     During  the  years  ended December 31, 2006 and 2005, respectively, 77% and
     94%  of  the Company's revenue was received from two and three customers as follows:

                      2006        2005
                   ----------  ----------

       Customer A  $  787,839  $  879,542
       Customer B           -     552,998
       Customer C     160,605     172,540
       Others         284,514      95,963
                   ----------  ----------

         Total     $1,232,958  $1,701,043
                   ==========  ==========

     The  Company had no other single customer that accounted for 10% or more of revenues  in 2006 or 2005. Due to the nature of the demand of its products, crude oil and natural gas, the Company believes that it is not dependent on any  single  customer.

     REVENUE  RECOGNITION
     --------------------

     We use the entitlements method of accounting for the recognition of natural gas  and  oil revenues. Under this method of accounting, income is recorded based on our net revenue interest in production or nominated deliveries. We recognize  and  record  sales  when  production is delivered to a specified pipeline point, at which time title and risk of loss are transferred to the purchaser.  Our  arrangements  for  the  sale  of  natural  gas and oil are evidenced  by  written  contracts  with determinable market prices based on published  indices.  We  continually  review  the  creditworthiness  of our purchasers  in  order  to  reasonably  assure  the timely collection of our receivables.  Historically,  we  have  experienced  no  material  losses on receivables.

     EARNINGS  (LOSS)  PER  SHARE
     ----------------------------

     The  Company  provides  basic and dilutive earnings (loss) per common share information for each year presented. The basic net loss per common share is computed  by dividing the net loss by the weighted average number of common shares  outstanding.  Diluted  net  loss  per  common  share is computed by dividing  the  net  loss,  adjusted  on  an "as if converted" basis, by the weighted  average  number  of  common  shares  outstanding  plus  potential dilutive  securities.  For  the  years  ended  December  31, 2006 and 2005, potential  dilutive  securities,  assuming the Company had net income, that had  an  anti-dilutive  effect  and were not included in the calculation of diluted net loss per common share consisted of warrants for the purchase of
     63,210  and  651,281 common shares, respectively, and convertible preferred stock  convertible  into  94,218  common  shares.

                                      F-21
     STOCK  BASED  COMPENSATION
     --------------------------

     Prior  to  January  1,  2006 the Company used SFAS No. 123, "Accounting for
     Stock-Based  Compensation"  which  established  financial  accounting  and reporting standards for stock-based employee compensation plans. It defined a  fair  value  based  method of accounting for an employee stock option or similar  equity instrument and encouraged all entities to adopt that method of  accounting  for  all  of  their  employee  stock compensation plans and include  the cost in the income statement as compensation expense. However, it  also  allowed  an  entity  to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by  Accounting  Principles  Board  ("APB")  Opinion No. 25, "Accounting for
     Stock  Issued  to  Employees".  During  2005,  the  Company  accounted  for compensation cost for stock option plans in accordance with APB Opinion No.
     25.

     On  January 1, 2006, the Company adopted SFAS 123(R), "Share-Based Payment"
     using  the  "modified  prospective method" as defined by SFAS 123 (R). SFAS
     123(R)  requires all share-based payments to employees, including grants of employee  stock  options,  to  be  recognized  as  stock-based compensation expense  in  the  Company's  Consolidated  Statement of Operations based on their  fair  values.  Proforma  disclosure  is  no  longer  an alternative.
     Accordingly,  the Company now recognizes compensation expense for all stock options.

     CAPITALIZED  INTEREST
     ---------------------

     The  Company  capitalizes  interest on expenditures made in connection with exploration  and  development  projects  that  are  not  subject to current amortization.  Interest  is capitalized only for the period that activities are  in  progress  to  bring these projects to their intended use. Interest capitalized  in  2006  and  2005  was  $120,802  and $46,630, respectively.

     INCOME  TAXES
     -------------

     The  Company  uses  the  liability  method  in accounting for income taxes.
     Under this method, deferred tax assets and liabilities are determined based on  differences between financial reporting and income tax carrying amounts of  assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based  upon  management's  assessment  as  to  their  realization.

     OTHER  INCOME
     -------------

     On  May  5,  2006  the  Company sold 1,500,000 shares of Texcom Stock for a total  of  $1,000,000.  The  Company  acquired  the shares in November 2003 pursuant  to  a  merger  and  a  sale  of  a  subsidiary.

     OFF BALANCE SHEET ARRANGEMENTS
     ------------------------------

     From  time-to-time,  the Company enters into off-balance sheet arrangements and transactions that can give rise to off-balance sheet obligations. As of
     December 31, 2006, the off-balance sheet arrangements and transactions that the  Company  has  entered  into include two operating lease agreements for office  space.  The  Company  does  not believe that these arrangements are reasonably likely to materially affect its liquidity or availability of, or requirements  for,  capital  resources.

     NEW ACCOUNTING PRONOUNCEMENTS
     -----------------------------

     The  following  discussions  provide  information  about  new  accounting pronouncements  that  have  been  issued  by  the  FASB:

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements."
     SFAS  157  defines  fair  value, establishes a framework for measuring fair value  and requires enhanced disclosures regarding fair value measurements.
     SFAS  157  does not add any new fair value measurements, but it does change current  practice and is intended to increase consistency and comparability in such measurement. The provisions of SFAS 157 are effective for financial statements  issued  for  fiscal  years  beginning  after November 15, 2007.

                                      F-22
     Any amounts recognized upon adoption as a cumulative effect adjustment will be  recorded  to  the  opening  balance of retained earnings in the year of adoption.  The  Company is currently evaluating the impact of adopting SFAS
     157  on  its financial statements and does not expect the interpretation to have  a material impact on its results of operations or financial position.

     In  July  2006, the FASB issued FASB Interpretation No. 48, "Accounting for
     Uncertainty  in  Income  Taxes  -  an interpretation of FASB Statement 109"
     ("FIN 48"), which clarifies the accounting for uncertainty in tax positions taken or expected to be taken in a tax return, including issues relating to financial  statement  recognition and measurement. FIN 48 provides that the tax  effects  from  an  uncertain  tax  position  can  be recognized in the financial  statements  only if the position is "more-likely-than-not" to be sustained  if the position were to be challenged by a taxing authority. The assessment  of  the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged.  If  an uncertain tax position meets the "more-likely-than-not"
     threshold,  the  largest amount of tax benefit that is more than 50 percent likely to be recognized upon ultimate settlement with the taxing authority, is  recorded.  The  provisions  of  FIN  48  are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in  accounting  principle  recorded  as  an  adjustment to opening retained earnings.  Consistent  with the requirements of FIN 48, the Company adopted
     FIN  48  on January 1, 2007. The Company is currently evaluating the impact of  adopting  FIN  48  and  does  not  expect  the interpretation to have a material  impact  on  its  results  of  operations  or  financial position.

2.   SALE OF OIL AND GAS PROPERTIES
     ------------------------------

     Effective  July  1,  2005,  the  Company's  wholly  owned  subsidiary,  TK
     Petrosearch,  L.L.C.,  sold  its interest in the Blue Ridge Salt Dome Field for  $2,072,002  to  the individual who had managed the TK PetroSearch, LLC subsidiary.  The  transaction  has  been  reflected  in  the  accompanying financial  statements  as a reduction of capitalized oil and gas properties as  required  by  accounting  principles  generally  accepted in the United
     States  of  America. The following represents the unaudited proforma effect on the consolidated statement of operations for the year ended December 31,
     2005 as if the transaction occurred on January 1, 2005. The sale represents
     $30.16  per  barrel  of  oil  of  the  proved  reserves  sold.

                                                                     PROFORMA       PROFORMA
                                                     AS REPORTED    ADJUSTMENTS    (UNAUDITED)
                                                    -------------  -------------  -------------

       Oil and gas production revenues              $  1,701,043   $   (552,998)  $  1,148,045
       Costs and expenses                              4,412,653        359,162      4,053,491
                                                    -------------------------------------------
       Operating loss                                 (2,711,610)      (193,836)    (2,905,446)

       Other expenses                                   (189,421)                     (189,421)
                                                    -------------------------------------------
       Net loss                                     $ (2,901,031)  $   (193,836)  $(3,094,867)
                                                    ===========================================

       Basic and diluted net loss per common share  $      (0.11)  $      (0.01)  $      (0.12)
                                                    ===========================================

     In  November 2006, the Company sold its interests in Burleson County, Texas for  proceeds  of  $509,015.  The  transaction  has  been  reflected in the accompanying financial statements as a reduction of capitalized oil and gas properties  as  required by accounting principles generally accepted in the
     United  States  of  America.  Proformas  are not included as this was not a producing  property.

3.   INTERESTS  IN  OIL  AND  GAS  PROPERTIES
     ----------------------------------------

     BARNETTSHALE  PROJECT,  8  COUNTIES,  TEXAS
     -------------------------------------------

     Effective December 15, 2006, the Company's wholly owned subsidiary, Barnett
     Petrosearch  LLC  ("Barnett"),  joined  in  the formation of a Partnership,
     DDJET  Limited  LLP,  ("Partnership")  for the development of Barnett Shale properties in the Fort Worth Basin, Texas. Barnett owns a 5.54% interest in the  Partnership along with partners, Metroplex Barnett Shale LLC (a wholly owned subsidiary of Exxon Mobil Corporation), which will direct operations, and  Cinco  County  Barnett  Shale  LLC,  (a  privately  held  Dallas-based company).  The decision to hold the Company's ownership interest in the oil and  gas  leases  and

                                      F-23
     infrastructure  assets of the Barnett Shale project in a partnership was to ensure the alignment of the interests of all the owners and to simplify the operations  relative  to  the  project.

     The  Partnership's  assets  include  all  leases acquired to date within an
     8-county  contract area, under a previous agreement among affiliates of the three partners, along with associated facilities including nearly 100 miles of pipeline and options on separate pipeline rights of way. Pursuant to the
     Partnership  agreement  the  Company  takes  its  gas in-kind and is billed separately  each month for its proportionate share of the leasing, drilling and  completion costs as if our interest was a working interest. ExxonMobil has  agreed  to  market  the  Company's  gas  for  the  first  year  of the partnership.

     The  Partnership  Agreement provides for an initial agreed capital and cash and non-cash operating expense budget which runs through calendar 2008. The
     Initial  budget  cannot  be  amended  unless  unanimously  agreed to by the partners.  In  addition  to  the $5,500,000 investment through December 31,
     2006,  the  Company's capital requirement through 2008 based upon Barnett's
     Partnership  percentage  is approximately $18,300,000. The Partnership will continue  its leasing activities within the 8-county contract area, but the current  oil  and  gas  lease  inventory  is  sufficient  to  support  all
     Partnership  drilling  activities  through  the  initial  budget  period.

     The  Partnership  Agreement  provides  that  if a partner does not meet its financial  obligations  on  a  timely basis, the defaulting partner can be, among  other  available  remedies,  expelled  from the Partnership. If this occurs  and  if  unanimous  agreement  as  to  the  value of the defaulting partner's  Partnership  interest  cannot be reached, then the value of that partner's  interest  will  be  determined using the Partnership's appraisal methods.  All  accrued  obligations and fees related to the valuation would then  be deducted. The resulting figure would then be further reduced by an additional  thirty  percent  (30%)  to achieve a figure which is the amount which  would  be  paid  to  the  defaulting  partner  for its interest upon expulsion.

     SOUTHWEST  GARWOOD  PROJECT,  COLORADO  COUNTY,  TEXAS
     ------------------------------------------------------

     Effective  November  1, 2006, the Company exercised its option to acquire a
     100%  working interest (68% after payout working interest) from Rock Energy
     Partners Operating, L.P. in the Anthony Kallina et al lease covering 438.16 acres  and the existing Kallina 46#1 well in the Southwest Garwood Field of
     Colorado  County, Texas. As part of this transaction, the Company gave up a
     20% working interest in 240 acres and a 21.5% after payout working interest in  445  acres.

     In  connection with Petrosearch's exercise of the option and acquisition of these interests into its newly formed subsidiary, Garwood Petrosearch, Inc.
     ("Garwood"),  Garwood  executed  an agreement with Laurus Master Fund, Ltd.
     ("Laurus")  for Laurus to provide financing for the acquisition, payment of the previous working interest owner's vendor obligations and the completion costs  for  the  Kallina  46#1  well  (Note  6).

     On  November  13,  2006, Garwood farmed out a 12.5% working interest in the
     Kallina  lease and the Kallina 46 #1 well to an industry partner on a heads up  basis.  Garwood  retains an 87.5% working interest in the Kallina lease and the Kallina 46 #1 well before payout and a 59.5% working interest after payout.

     In  the  SW Garwood project, as a result of the exercise of this option and the  sale  of  the  interest  in the entire SW Garwood Project, Petrosearch entities  now  own  a 16% working interest in 640 acres; a 16% after payout working  interest  in 640 acres; and an 87.5% before payout and 75.5% after payout  working  interest  in  438  acres.

     The  net cost to exercise the Company's option after the 12.5% farm-out was approximately  $4,500,000.  Included  in  unproved  property  costs  as  of
     December  31,  2006,  is  approximately  $5,400,000 of costs related to the
     Southwest  Garwood  Project.

     NORTH  TEXAS/PANHANDLE  WATER  FLOOD  PROJECT
     ---------------------------------------------

     Effective  November  15,  2005,  the  Company  entered into an agreement to purchase  a  100%  working interest in 1755 acres of leases in the Quinduno
     Field  located  in  Roberts  County,  Texas  from  Quinduno  Energy, L.L.C,
     ("Quinduno").  The agreement provides for the payment of the purchase price of  $2,000,000  cash  and 3,000,000 shares of unregistered common shares of the Company to occur in three phases as the project progresses. The Company is  currently  in  the first phase of the project and has paid $750,000 and issued

                                      F-24
     1,000,000  shares  of  stock  to  Quinduno.  Should  the  Company decide to progress  into  Phase  II  of  the  project,  the Company's next payment to
     Quinduno of $500,000 and 500,000 shares of common stock of the Company will be  due  on May 15, 2007. Upon completion of the entire project, the seller will  back  in for a 10% working interest after Petrosearch has been repaid all  capital  expenditure  costs  plus  $9.5  million.

     At  any time after completion of the first phase of the project, should the
     Company,  in  the Company's sole discretion, determine to terminate further operations,  then the Company must offer Quinduno the Company's interest in the  leases for a purchase price equal to an internal rate of return to the
     Company  of  twenty-two  and  one half percent (22.5%), calculated monthly, using  the  closing  date under the Agreement as the commencement date and, taking  into account all acquisition cash, all capital expenditures, plus a sum  of  $7,500,000  and the net income received from the project. Quinduno will  have  45  days  to  exercise  its  right of refusal to repurchase the leases,  at  which time, upon Quinduno's refusal to repurchase, the Company may  sell  the  Company's  interest  in  the  leases  to  a  third  party.

     GRUMAN #18-1 WELL AND GRUMAN LEASES
     -----------------------------------

     Effective  September  28,  2005, the Company purchased an additional 21.25%
     working  interest in the producing Gruman #18-1 Well, and Gruman Leases for
     $637,500, increasing the Company's working interest in the property to 85%.
     In March, 2006, the Company began drilling the Gruman 18-3 well intended to be  a  water  injection well. The well reached total depth of 9,890 feet on
     April  14,  2006.

     In  October 2006, the Company undertook certain remedial work on the Gruman
     18-1  which  has  improved  the  production  on  the  well.  The Company is currently  assessing  the  positive  impact  on  the  long term production.

     On  February  1,  2007  we  began  injecting produced water into the Gruman
     18-3  well.  The result has been to reduce the cost of operating the Gruman
     18-1.  The  Company  is considering supplementing this injection with water from  the  Dakota  for  pressure  maintenance in the mound. The Company has established  that  the  Gruman  18-3  is in pressure communication with the
     Gruman 18-1. Further testing or stimulation may be necessary to achieve the desired  future  injection  rates.

4.   PREPAID  EXPENSES  AND  OTHER  CURRENT  ASSETS
     ----------------------------------------------

     Prepaid  expenses  and  other  current  assets  consist of the following at
     December  31,  2006  and  2005:

                                             2006      2005
                                           --------  --------

       Prepaid expenses                    $244,775  $152,386
       Prepaid bonds                        285,022   277,000
       Current portion of financing costs   235,429    42,890
       Other receivables                     63,878    45,206
                                           --------  --------

                                           $829,104  $517,482
                                           ========  ========

5.   ACCRUED  LIABILITIES
     --------------------

     Accrued liabilities consist of the following at December 31, 2006 and 2005:

                                                             2006       2005
                                                          ----------  --------

       Revenue payable and operated prepayment liability  $  367,915  $ 21,297
       Accrued interest payable                              169,060    36,794
       Accrued liabilities for capital additions             604,449   500,000
       Financing costs payable                               193,050         -
       Accrued liability for professional fees                84,778    50,000
       Other accrued expenses                                112,944   141,945
                                                          ----------  --------

                                                          $1,532,196  $750,036
                                                          ==========  ========

                                      F-25
6.   LONG-TERM  DEBT  AND  NOTES
     ---------------------------

     At December 31, 2006, principal payments due over the next five-year period and  thereafter  are  following:

                                     2007        2008        2009        Total
                                  ----------  ----------  ----------  -----------

       Revolving Credit Facility  $2,130,000  $2,135,000           -  $ 4,265,000

       Secured Term Note          $  298,806  $  507,714  $6,455,980  $ 7,262,500

       Trade Note Payable         $  409,819           -           -  $   409,819
                                  ----------  ----------  ----------  -----------

         Total Payments           $2,838,625  $2,642,714  $6,455,980  $11,937,319
                                  ==========  ==========  ==========  ===========

     REVOLVING  CREDIT  AGREEMENT
     ----------------------------

     On  September  29,  2005,  the Company entered into an amended and restated
     revolving  credit  agreement  to  borrow  up to $10,000,000 over a two-year period to October 1, 2007, from a private, non-public entity. The agreement has  supplemental  terms  that were effective on October 16, 2006 through a separate  letter  agreement as discussed below. Proceeds of the credit line are to be used to finance activity related to eight new prospects including costs  associated  with  acquisitions  of  oil  and gas leases, oil and gas drilling,  reworking,  production,  transportation,  marketing and plugging activities  under  the  leases,  and  all lender charges and fees. Advances under  the amended and restated revolving credit agreement bear interest at a  rate  of  the Wall Street Journal Prime Rate plus three percent (3%) per year.  Each advance of principal under the amended facility is treated as a separate  loan  and  is  repayable  in  six  (6) interest only installments followed  by  up  to  twenty  four (24) principal and interest installments based  upon  a  30-month  amortization.  The Company will be assessed a one quarter  of  one  percent (.25%) standby fee on available undrawn principal each  quarter.  The note matures on April 1, 2008. As of December 31, 2006, the  balance outstanding under the line of credit agreement was $4,265,000,
     $2,130,000  of  which  is  due  in the next twelve months and $2,135,000 of which  is  due  in  2008.

     The  loan  is  collateralized by a first lien on the particular oil and gas leases  acquired  with  the  funds,  but  the Company is entitled to obtain partial  releases  if  the ratio of proved developed and proved undeveloped reserves  underlying  the collateral base meets certain criteria. According to the terms of the agreement, the unused available funds under the line of credit  will  only be available for draw by the Company if at all times the
     Company's  proved  developed  reserves  equal or exceed twenty-five percent
     (25%)  of  the  outstanding  principal  and interest indebtedness under the agreement  and  if  the principal balance of the note outstanding after the requested  draw  is less than the sum of 1) the actual costs of the oil and gas  lease  purchased and or funded, and 2) the sum of 75% of the Company's proved  developed  reserves  and  50%  of  the Company's proved undeveloped reserves  from  all  sources  pledged  as  collateral.

     As  consideration  for  entering into the agreement, the lender received an overriding  royalty  in each oil and gas lease acquired with facility funds equal  to  2%  of the Company's acquired net revenue interest in the lease.
     The  overriding  royalty  interests  were earned when the lender funds have been  utilized  by  the  Company  for  direct  and  or indirect acquisition expenses  or  drilling  expenses.  In addition, the lender received 100,000 warrants  (2005  warrants)  to  purchase  common stock of the Company at an exercise  price  of  $2.00  per share and an expiration date of November 1,
     2007.

     Under the terms of the credit facility, the Company is required to offer to the  lender  the opportunity to participate in up to a minimum of 33.3% and up  to  100%  based  on  the  sole  discretion  of  the  Company.

     On  October  16, 2006, the Company entered into a Letter Agreement to amend its  existing  revolving  credit  facility  with  the lender. The principal available under the revolving borrowing base remains $10,000,000. Under the terms  of  the  transaction,  Fortuna advanced the Company $780,000 for the purpose  of  paying  amounts  due  for  the Barnett Shale Project which was repaid  to Fortuna in December, 2006. As part of the financing, the Company pledged  additional  interests in its oil and gas properties as collateral.
     The  lender  also

                                      F-26
     agreed to relinquish all of its past and future overriding royalty interest assignments  delivered to the lender other than assignments associated with the  Blue  Ridge Field upon debt repayment. In addition, the Company agreed to issue to Fortuna 475,000 five year warrants with a strike price of $0.92 per  share  (2006  warrants).  The Warrants contain a "put" provision which will allow Fortuna to "put" the warrants to the Company at a price of $0.65 per  share for two (2) years. Additionally, as part of the transaction, the
     Company  agreed  to issue 100,000 new warrants, which expire five (5) years from  the  date  of issue, at a price of $0.92 per share (2006 warrants) to replace  100,000  warrants previously issued to Fortuna at a price of $2.00 per  share,  which  were  previously set to expire on November 1, 2007. The warrants have piggyback registration rights. All other terms of the amended and  restated  revolving  credit agreement remain in full force and effect.

     The  Company  allocates  the  proceeds  received  from debt with detachable warrants  using  the  relative fair value of the individual elements at the time  of  issuance. The amount allocated to the 2006 and 2005 warrants as a debt  discount  was  calculated  at $338,500 and $88,422, respectively. The unamortized  debt  discount  was  $335,395  at  December 31, 2006. The debt discount  is recognized as interest expense over the period until the notes mature.  In  the  event  the debt is settled prior to the maturity date, an expense  will  be  recognized  based on the difference between the carrying amount  and  the  amount  of  the  payment.

     SECURED  TERM  NOTE
     -------------------

     Garwood  Petrosearch,  Inc.  ("Garwood"),  a wholly-owned subsidiary of the
     Company,  executed  a  Securities  Purchase Agreement and Secured Term Note
     with  an  entity to provide financing for payment of obligations related to the drilling of the Kallina 46 #1 well and payment of the future completion costs  for  the Kallina 46 #1. The note is for the amount of $8,300,000 and matures  on November 1, 2009. Advances under the note bear interest at Wall
     Street  Journal  Prime  plus  2%  with  a minimum interest rate of 8% and a maximum interest rate of 15%. Payments under the note will be paid from 90%
     of net production revenues beginning on the earlier to occur of (i) receipt of  actual  proceeds from production from the Kallina 46 #1 well and (ii) a date  which  is  120  days  after  the  closing date of the transaction and require  a  minimum  monthly payment of $87,500. Upon any event of default, the lender would be entitled to receive 100% of the net production revenues relating  to  oil and gas properties of Garwood. The note is collateralized by  Garwood's  recently acquired interest in the Kallina 46 #1 well and the related  Section  46  acreage.  The  note  has  a  balance  of  $7,262,500 outstanding  as  of  December  31,  2006.

     As a part of the financing arrangement, Garwood issued the lender a warrant to  acquire,  upon  payout  of  the  note  indebtedness,  45%  of Garwood's outstanding  common  stock  such that upon exercise of the warrant, Garwood would  be owned 55% by the Company and 45% by the lender. The fair value of the  warrant  at  the  time  of  the  transaction  was  deemed  to  be  of insignificant  value  due  to  the  lack of proved reserves and the initial stages  of  the  subsidiary.

     TRADE  NOTE  PAYABLE
     --------------------

     Effective  October  24,  2006,  the  Company  entered  into  a note payable agreement  with  a  vendor in the amount of $487,293 bearing interest at an annual  rate of 11.25% and a maturity date of November 1, 2007. The note is not collateralized and has a balance outstanding of $409,819 as of December
     31,  2006.

7.   INCOME  TAXES
     -------------

     Through  December  31,  2006,  the  Company  has  incurred losses since its inception  and, therefore, has not been subject to federal income taxes. As of  December  31,  2006,  the  Company  had  net  operating  loss  ("NOL")
     carryforwards  for  income  tax purposes of approximately $21,300,000 which expire  in  various tax years through 2026. Under the provisions of Section
     382  of the Internal Revenue Code, the ownership change in the Company that resulted from the recapitalization of the Company could limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the  time  during  which  NOL  carryforwards  may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

                                      F-27
     The  composition  of  deferred  tax  assets  and the related tax effects at
     December  31,  2006  and  2005  are  as  follows:

                                                    2006          2005
                                                ------------  ------------

       Deferred tax assets:
         Net operating loss carry-forward       $ 7,246,463   $ 3,874,325
         Allowance for doubtful accounts             28,245        42,868
         Contribution carryover                       3,515         2,346
                                                --------------------------

           Total deferred tax assets              7,278,223     3,919,539

         Less valuation allowance                (2,416,054)   (1,628,636)
                                                --------------------------

         Net deferred tax asset                   4,862,169     2,290,903
                                                --------------------------

       Deferred tax liabilities:
         Book/tax basis difference in oil and
           Gas properties                        (4,851,493)   (2,277,366)
         Book/tax basis difference in property
           and equipment                            (10,676)      (13,537)
                                                --------------------------

           Total deferred tax liability          (4,862,169)   (2,290,903)
                                                --------------------------

             Net deferred tax                   $         -   $         -
                                                ==========================

     The difference between the income tax benefit in the accompanying statement of  operations  and  the  amount  that  would  result  if  the U.S. Federal statutory  rate  of  34%  were  applied to pre-tax loss for the years ended
     December  31,  2006  and  2005  is  as  follows:

                                                                 2006                 2005
                                                           AMOUNT       %       AMOUNT       %
                                                         ----------  -------  ----------  -------

       Benefit for income tax at federal statutory rate  $(789,455)  (34.0)%  $(986,351)  (34.0)%
       Non-deductible expenses and other                     2,037       0.0      5,347       0.0
       Increase in valuation allowance                     787,418      34.0    981,004      34.0
                                                         ----------------------------------------
                                                         $       -     -   %  $       -     -   %
                                                         ========================================

8.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     OPERATING LEASE
     ---------------

     The  Company  rents  office space under long-term office leases that expire through  2010.  The  future  minimum  lease  payments  required  under  the operating  leases that have initial non-cancelable lease terms in excess of one year amount to $398,881 of which $96,234 is to be paid in 2007, $99,989 is  to  be paid in 2008, $101,888 is to be paid in 2009, and $100,770 is to be  paid  in  2010. Rent expense incurred under operating leases during the years  ended  December  31,  2006  and  2005  was  $95,152  and  $101,321,
     respectively.

     LEGAL  PROCEEDINGS
     ------------------

     We  are  currently  not  a party to any material pending legal proceedings.

9.   STOCKHOLDERS'  EQUITY
     ---------------------

     The  Company  has the authority to issue up to 120,000,000 shares of stock, consisting  of  100,000,000  shares  of  common  stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

                                      F-28
     PREFERRED  STOCK
     ----------------

     The  Company's  articles  of  incorporation authorize the issuance of up to
     20,000,000 shares of preferred stock with characteristics determined by the
     Company's  board  of  directors.

     As  of  December  31,  2006  and  2005, the Company has 1,000,000 shares of
     Series  A  8% Convertible Preferred Stock ("Series A Preferred") authorized and  483,416  shares outstanding. The shares have a par and stated value of
     $1.00 per share. If declared by the Board of Directors, dividends are to be paid  quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred. The shares of the Series A Preferred rank senior  to  the  common  stock both in payment of dividends and liquidation preference.  The Series A Preferred is convertible into common stock of the
     Company  at  a  conversion  price  of $6.50 per share. Beginning August 19,
     2003,  the  Company  had  the  right to redeem all or part of the shares of
     Series  A Preferred for cash at a redemption price equal to $6.50 per share plus  all  accrued and unpaid dividends on the shares to be redeemed. As of
     December  31,  2006,  no  dividends  have  been  declared and approximately
     $170,000  of dividends were in arrears related to the Series A Preferred if the  Company  decided  to  declare  dividends.

     As of December 31, 2006 and 2005, the Company has 100,000 shares authorized and  43,000 shares issued and outstanding of Series B Convertible Preferred
     Stock  ("Series  B  Preferred").  The shares have a par and stated value of
     $1.00  per  share.  The shares of the Series B Preferred rank senior to the common  stock  in  liquidation  preference.  The  Series  B  Preferred  is convertible into common stock of the Company at an initial conversion price of  $2.14 per share at the option of the holder. Beginning October 1, 2003, the  Company  had the right to redeem all or part of the shares of Series B
     Preferred  for  cash  at  a  redemption  price  equal  to  $6.50 per share.

     STOCK  WARRANTS
     ---------------

     The  Company  periodically  issues  incentive stock warrants to executives, officers,  directors  and  employees  to  provide  additional incentives to promote the success of the Company's business and to enhance the ability to attract  and retain the services of qualified persons. The issuance of such warrants  are  approved  by the Board of Directors. The exercise price of a warrant  granted is determined by the fair market value of the stock on the date  of grant. For purposes of determining compensation expense associated with stock warrants in 2005, the intrinsic value of the Company's stock was determined based upon the quoted market price of the Company's common stock for  executives,  officers  and  directors  and fair value of the Company's stock  was determined based upon the Black-Scholes option pricing model for non-employees.  For purposes of determining compensation expense associated with  stock  warrants  in  2006,  the fair value of the Company's stock was determined  based  upon  the  Black-Scholes  option  pricing  model  for non-employees and employees. The Company issues shares of authorized common stock  upon  exercise  of  warrants.

     The Company issued the following warrants in 2006 and 2005:

     Pursuant  to a private placement done in February, 2006, the Company issued
     964,285  three  year  warrants  to  purchase shares of the Company's common stock  with  an  exercise  price  of  $2.00  per  share  to  the accredited investors.  In  addition,  the  Company  issued 96,429 warrants to purchase shares  of the Company's common stock to the placement agency. The warrants issued  to  the placement agent are exercisable for three years and have an exercise  price  of  $2.00 per share. The shares of common stock underlying the  warrants  have  piggyback  registration  rights. The fair value of the warrants  of  $674,084 was recorded in equity as a cost of raising capital.

     In  connection with the modification of the Revolving Credit Agreement with
     Fortuna  (Note  6), the Company modified the terms of 100,000 warrants held by  Fortuna  by  extending  the  expiration  date  from November 1, 2007 to
     October  15,  2011,  and by lowering the exercise price from $2.00 to $0.92 per  share. The difference in value between the new and revised warrants of
     $37,302  was  based  on  the  Black-Scholes  Option  Pricing  Model and was
     recorded  as  additional debt discount with an offset to additional paid in capital.  In  addition to the modification of warrants, the Company granted
     Fortuna  475,000  warrants at an exercise price of $0.92 for a term of five years.  The  warrants  are  "puttable"  back to Fortuna for a period of two years, commencing 180 days from issuance, at a price of $0.65 per share. In addition, there are piggyback registration rights for the warrants upon the
     Company's  next  registration of any securities. In compliance with FAS 150
     "Accounting

                                      F-29
     for  Certain Financial Instruments with Characteristics of both Liabilities and  Equity",  the fair value of the warrants of $301,198 was recorded as a liability in the accompanying financial statements and was marked-to-market as  of  December  31, 2006 to $317,752. The warrants were valued by a third party  using  the  Black-Scholes  Option  Pricing Formula with a put option floor.  If settlement would have occurred at December 31, 2006, the Company would  have paid $308,750, which is the maximum amount the Company could be required  to  pay  to  redeem  the  instrument.

     Pursuant  to a private placement done in December, 2006, the Company issued
     6,440,000  five  year  warrants  to purchase shares of the Company's common stock  with  an  exercise  price  of  $0.92  per  share  to  the accredited investors.  The  shares  of  common  stock  underlying  the  warrants  have piggyback  registration rights. The value of the warrants of $3,359,104 was recorded  in  equity  as  a  cost  of  raising  capital.

     During  2005,  the Company granted warrants to purchase 1,215,000 shares of common  stock  of  the  Company  to  board  of  directors and employees for services  performed  during  2005.  The warrants expire in 2008 and have an exercise price of $1.95, which exceeded the fair market value of the common stock  at  the  date of grant and, thus, no compensation cost was recorded.

     In September, 2005, the Company granted warrants to purchase 100,000 shares of  common  stock  of  the  Company  with an exercise price of $2.00 and an expiration date in 2007 to a lender for financing costs associated with the
     Company's  amended  credit  facility  with  the  lender (Note 6). The value allocated  to  the  warrants  as  a  debt  discount  was  $88,422.

     During December, 2005, the Company extended the expiration date of warrants held by an officer of the Company to purchase 92,308 shares of common stock of  the  Company  at  an  exercise price of $0.98 per share from August 28,
     2006,  to  November  15,  2008. The exercise price exceeded the fair market value  of  the common stock at the modification date, thus, no compensation cost  was  recorded.

     During  2005,  the Company cancelled warrants to purchase 153,847 shares of common  stock  of the Company valued at $88,392 to reduce a note receivable from  a  former  officer  of  the  Company.

     A  summary  of the Company's stock warrant activity and related information for  the  years  ended  December  31,  2006  and  2005  follows:

                                                                      WEIGHTED       TOTAL
                                                                       AVERAGE     INTRINSIC
                                 NUMBER OF                WEIGHTED      GRANT        VALUE
                                  SHARES                   AVERAGE    DATE FAIR     WARRANT
                                   UNDER      EXERCISE    EXERCISE      VALUE      EXERCISES
                                  WARRANT       PRICE       PRICE     ($/SHARE)       (1)
                                -------------------------------------------------------------

       Warrants outstanding at
       December 31, 2004         7,333,905   $0.98-$9.75  $    3.77

         Issued                  1,407,308   $0.98-$2.00  $    1.89  $      0.66
         Cancelled                (246,155)  $      0.98  $    0.98
                                -------------------------------------------------------------

       Warrants outstanding at
       December 31, 2005         8,495,058   $0.98-$9.75  $    3.57

         Issued                  8,075,714   $0.92-$2.00  $    1.06  $      0.54
         Exercised                (178,233)  $      0.98  $    0.98               $   84,082
         Cancelled              (2,244,849)  $0.98-$1.63  $    5.41
                                -------------------------------------------------------------

       Warrants outstanding at
       December 31, 2006        14,147,690   $0.98-$9.75  $    1.88
                                ===================================

                                      F-30
     All  outstanding  stock  warrants  are  exercisable at December 31, 2006. A summary  of  outstanding  stock  warrants  at  December  31,  2006 follows:

                                                 WEIGHTED
      NUMBER OF                    REMAINING     AVERAGE                  WEIGHTED
       COMMON                     CONTRACTED    REMAINING                  AVERAGE    AGGREGATE
        STOCK     EXPIRATION         LIFE      CONTRACTUAL    EXERCISE    EXERCISE    INTRINSIC
     EQUIVALENTS   DATE             (YEARS)    TERM (YEARS)     PRICE       PRICE     VALUE (1)
     -----------  --------------  -----------  ------------  -----------  ---------  -----------

         211,541   February 2007          .17                $      9.75  $    9.75
          30,770      March 2007          .25                $      9.75  $    9.75
         300,004      April 2007          .34                $      9.75  $    9.75
         161,538        May 2007          .42                $6.50-$9.75  $    7.27
          76,923       July 2007          .50                $5.20-$6.50  $    6.24
         269,231  September 2007          .67                $4.88-$5.20  $    5.15
         150,000      March 2008         1.25                $      1.95  $    1.95
          20,000     August 2008         1.62                $      1.95  $    1.95
       4,851,969   November 2008         1.92                $0.98-$1.95  $    1.93
       1,060,714   February 2009         2.17                $      2.00  $    2.00
         575,000    October 2011         4.88                $       .92  $     .92
       6,440,000   December 2011         4.92                $       .92  $     .92
     -----------                               ------------                          -----------

      14,147,690                                       3.31                          $   420,900
     ===========                               ============                          ===========

     (1)  The  intrinsic  value  of a warrant is the amount by which the current market  value  of  the  underlying  stock exceeds the exercise price of the warrant,  or  the  market  price at the end of the period less the exercise price.

     In  December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS
     123.  SFAS 123(R) requires all share-based payments to employees, including grants  of  employee  stock  warrants,  to  be  recognized  as  stock-based compensation expense in the Company's Consolidated Statements of Operations
     based  on  their  fair  values.  Proforma  disclosure  is  no  longer  an alternative,  as  was  permitted  by  SFAS  123.  Until the adoption of the provisions of SFAS 123(R) on January 1, 2006, the Company elected to follow
     Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to
     Employees"  (APB  25)  and  related  Interpretations  in accounting for its employee  stock  options  and  warrants  because the alternative fair value accounting  provided  for  under  FASB  Statement  No. 123, "Accounting for
     Stock-Based  Compensation",  required  use  of option valuation models that were  not  developed for use in valuing employee stock options or warrants.
     Under  APB  25,  if  the  exercise  price  of  the Company's employee stock warrants  is  greater  than  or equal to the market price of the underlying stock  on  the  date  of  grant,  no  compensation  expense was recognized.

     The adoption of SFAS 123(R) has not resulted in any compensation charges in
     2006  related  to  warrants  outstanding  at December 31, 2005, because all employee  stock  warrants  were  vested  as  of  December  31,  2005.

     Although  it  is  no  longer  required  due to the adoption of SFAS 123(R), proforma  information  regarding  net  income  and  earnings  per share was required  by  Statement 123 and 148 (included for purposes of 2005 proforma comparison),  and  has  been determined as if the Company had accounted for its  employee  stock  warrants  under  the  fair  value  method  of  these
     Statements.  For warrants granted to employees or directors during 2006 and
     2005,  the  fair  value of such warrants was estimated at the date of grant using  a Black-Scholes option-pricing model with the following assumptions:

                                2006          2005
                            -------------  ----------

       Dividend yield            -0-          -0-

       Expected volatility   70% - 100%       70%

       Risk free interest   3.00% - 4.79%    3.00%

       Expected lives         3-5 years    2-4 years

                                      F-31
     The  Black-Scholes  option  valuation  model  was  developed  for  use  in estimating  fair  value  of traded options or warrants that have no vesting restrictions  and  are  fully  transferable.  In addition, option valuation models  require  the  input  of highly subjective assumptions including the expected  stock  price  volatility.  Because  the  Company's employee stock warrants  have characteristics significantly different from those of traded options/warrants,  and  because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair  value  of  its  employee  stock  warrants.

     For  purposes  of  proforma  disclosures,  the  estimated fair value of the warrants is included in expense over the vesting period or expected life of the  warrant.

                                                                        2006          2005
                                                                    ------------  ------------

     Net loss as reported                                           $(2,321,925)  $(2,901,031)

     Add: Stock-based employee compensation expense  included in
     reported net loss, net of tax                                      240,000        60,000

     Deduct: Stock-based employee compensation expense  determined
     under the fair value method, net of tax                           (240,000)     (893,855)
                                                                    ------------  ------------

     Proforma net loss                                              $(2,321,925)  $(3,734,886)
                                                                    ============  ============

     Basic and diluted net loss per common share, as reported       $     (0.08)  $     (0.11)
                                                                    ============  ============

     Proforma basic and diluted net loss per common share           $     (0.08)  $     (0.15)
                                                                    ============  ============

     No  tax  effects  were  included  in the determination of proforma net loss because  the  deferred  tax  asset  resulting  from  stock-based  employee compensation  would  be  offset  by  an  additional valuation allowance for deferred  tax  assets.

     The  following table provides a detail of stock-based compensation incurred during  the  years  ended  December  31,  2006,  and  2005:

                                                                       2006          2005
                                                                   ------------  ------------

     Warrants                                                      $ 4,371,688   $    88,422
     Restricted stock                                                  294,584     1,150,000
                                                                   ------------  ------------
       Total stock-based compensation                                4,666,272     1,238,422
     Less amounts offset in equity as syndication costs             (4,033,188)            -
     Less amounts recorded as a debt discount                         (338,500)      (88,422)
     Less amounts capitalized                                          (15,383)   (1,090,000)
                                                                   ------------  ------------
       Stock compensation expense, net of amounts capitalized      $   279,201   $    60,000
                                                                   ============  ============

     Amounts  capitalized  in  2006  are  for  prepaid  expenses,  and  amounts capitalized  in  2005 are for leasehold acquisition costs. Amounts expensed are  included  as  a  component  of general and administrative expense. The above  table  excludes  common  stock  issued  for  cash.

10.  RELATED  PARTY  TRANSACTIONS
     ----------------------------

     During  the year ended December 31, 2006, the Company did not engage in any transactions with related parties. During the year ended December 31, 2005, the  Company  was  engaged  in several transactions with related parties as follows:

     During  the year ended December 31, 2005, a vendor owned by the spouse of a director  of  the  Company

                                      F-32
     through  December  8, 2005, at which time he resigned as director, provided drilling  services  totaling  $485,570. The balance owed to this vendor was
     $-0-  at  December  31,  2005.  The  director's  spouse was also a 15 - 30%
     working  interest owner in the Fort Bend County Prospect (Blue Ridge) which the  Company  sold  in  2005. Accounts receivable from the spouse for joint interest  billings  was  $-0-  as  of  December  31,  2005.

     Mr. Wayne Beninger, who became the Company's Chief Operating Officer on May
     16,  2005, is the owner of Southwest Oil & Gas Management (Southwest) which has  provided  engineering  and  geological  consulting  services  for  the
     Company's  projects.  When  Mr. Beninger became an employee of the Company, the  agreement  with  Southwest was terminated. From January 1, 2005, until the  agreement  was  terminated on May 15, 2005, the Company paid Southwest approximately  $365,000 for engineering and geological consulting services.
     Mr.  Beninger  has  an  option  to  purchase for $1.00 a 5% interest (after payout to the Company and its drilling partner) in the Company's subsidiary that  holds  the  Jefferson  County, Mississippi project. The first well on that  prospect was a dry hole and the Company does not intend to pursue any other  wells  in  that  prospect.

11.  EARNINGS  PER  SHARE
     --------------------

     Following  is  a  reconciliation  of the numerators and denominators of the basic  and  diluted  EPS computations for the years ended December 31, 2006 and  2005:

                                                                   2006          2005
                                                               ------------  ------------

       Net loss                                                $(2,321,925)  $(2,901,031)
       Less:  Preferred stock dividends                            (38,673)      (38,673)
                                                               ------------  ------------

       Net loss available to common  stockholders (numerator)  $(2,360,598)  $(2,939,704)
                                                               ============  ============

       Weighted average shares of common stock                  31,253,819    25,409,348
                                                               ============  ============

       Basic and diluted net loss per share                    $     (0.08)  $     (0.11)
                                                               ============  ============

12.  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
     -----------------------------------------------

     During  the  years ended December 31, 2006 and 2005, the Company engaged in various  non-cash  financing  and  investing  activities  as  follows:

                                                                          2006       2005
                                                                        --------  ----------

     Transfer of overriding royalty interest for debt issuance costs    $      -  $   64,784
                                                                        ========  ==========

     Reduction in note receivable for property costs                    $282,532  $        -
                                                                        ========  ==========

     Issuance of common stock for acquisition of property               $      -  $1,090,000
                                                                        ========  ==========

     Reduction in financing costs for transfer of overriding royalty
     interest                                                           $ 46,348  $        -
                                                                        ========  ==========

     Increase in accounts payable and accrued liabilities for property
     costs                                                              $870,080  $  500,000
                                                                        ========  ==========

     Increase in property costs associated with asset retirement
     obligation                                                         $243,172  $  633,455
                                                                        ========  ==========

     Increase in accrued liabilities for costs of raising capital       $193,050  $        -
                                                                        ========  ==========

     Issuance of warrants with debt                                     $338,500  $   88,422
                                                                        ========  ==========

     Cancellation of warrants for reduction in note receivable          $      -  $   88,392
                                                                        ========  ==========

     Transfer of automobile for reduction in liability                  $      -  $   15,346
                                                                        ========  ==========

                                      F-33
13.  IMPAIRMENT  AND  SALE  OF  OIL  AND  GAS  PROPERTIES
     ----------------------------------------------------

     At  December  31,  2006  and  2005,  the net capitalized costs of crude oil and natural gas properties included in the amortization base did not exceed the  present  value  of  the estimated reserves; as such, no write-down was recorded.

14.  SUPPLEMENTAL OIL AND GAS INFORMATION - UNAUDITED
     ------------------------------------------------

     The following supplemental information regarding the oil and gas activities of  the  Company  is  presented  pursuant  to  the  disclosure requirements promulgated  by the Securities and Exchange Commission ("SEC") and SFAS No.
     69,  Disclosures  About  Oil and Gas Producing Activities (`Statement 69").

     ESTIMATED QUANTITIES OF PROVED OIL AND GAS RESERVES
     ---------------------------------------------------

     Set  forth below is a summary of the changes in the estimated quantities of the  Company's  crude  oil and condensate, and gas reserves for the periods indicated,  as estimated by the Company as of December 31, 2006. All of the
     Company's  reserves  are  located within the United States. Proved reserves cannot  be  measured  exactly  because  the estimation of reserves involves numerous  judgmental determinations. Accordingly, reserve estimates must be continually  revised  as a result of new information obtained from drilling and  production history, new geological and geophysical data and changes in economic  conditions.

     Proved reserves are estimated quantities of gas, crude oil, and condensate, which  geological  and  engineering  data  demonstrate,  with  reasonable certainty,  to  be  recoverable in future years from known reservoirs under existing  economic  and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with  existing  equipment  and  operating  methods.

                                                    OIL         GAS
     QUANTITY OF OIL AND GAS RESERVES              (BBLS)      (MCF)
     --------------------------------            ----------  ----------

     Total proved reserves at December 31, 2004    373,797   1,247,037

     Extensions and discoveries                  2,033,869   1,121,000
     Production                                    (33,676)     (4,725)
     Sale of Assets                                (64,771)      - 0 -
     Revisions to previous estimate                 36,575    (519,565)
                                                 ----------  ----------

     Total proved reserves at December 31, 2005  2,345,794   1,843,747
                                                 ==========  ==========

     Extensions and discoveries                      3,421     455,000
     Production                                    (16,489)    (17,504)
     Revisions to previous estimate               (575,085)   (971,834)
                                                 ----------  ----------

     Total proved reserves at December 31, 2006  1,757,641   1,309,409
                                                 ==========  ==========

     PROVED DEVELOPED RESERVES:

       December 31, 2006                           263,604     557,409
                                                 ==========  ==========

       December 31, 2005                           330,838     229,747
                                                 ==========  ==========

                                      F-34
     CAPITALIZED COSTS OF OIL AND GAS PRODUCING ACTIVITIES
     -----------------------------------------------------

     The  following  table sets forth the aggregate amounts of capitalized costs relating  to  the  Company's  oil  and  gas  producing  activities  and the aggregate  amount  of  related  accumulated  depletion,  depreciation  and amortization  as  of  December  31,  2006  and  2005:

                                                                       2006          2005
                                                                   ------------  ------------

       Unevaluated properties, not subject to amortization         $ 6,309,169   $ 3,513,597
       Properties subject to amortization                           23,462,639    11,849,520
                                                                   ------------  ------------

         Total capitalized costs                                    29,771,808    15,363,117

       Less accumulated depletion, depreciation  and amortization   (2,307,020)   (1,929,727)
                                                                   ------------  ------------

         Net capitalized costs                                     $27,464,788   $13,433,390
                                                                   ============  ============

     COSTS INCURRED IN OIL AND GAS PRODUCING ACTIVITIES
     --------------------------------------------------

     The  following  table  reflects  the costs incurred in oil and gas property acquisition,  exploration and development activities during the years ended
     December  31,  2006  and  2005:

                                             2006        2005
                                          ----------  ----------

       Acquisition costs                  $3,884,783  $4,079,919
                                          ==========  ==========

       Exploration and development costs  $8,345,181  $1,147,816
                                          ==========  ==========

       Development costs                  $2,687,742  $1,096,124
                                          ==========  ==========

     STANDARDIZED  MEASURE  OF  DISCOUNTED  FUTURE  NET  CASH  FLOWS
     ---------------------------------------------------------------

     The  following table reflects the Standardized Measure of Discounted Future
     Net  Cash  Flows  relating  to the Company's interest in proved oil and gas reserves  as  of  December  31,  2006  and  2005:

                                                            2006           2005
                                                        -------------  -------------

       Future cash inflows                              $110,627,480   $158,565,979
       Future development and production costs           (50,421,345)   (59,263,004)
                                                        -------------  -------------

       Future net cash inflows before income taxes        60,206,135     99,302,975
       Future income taxes                                (9,611,255)   (27,804,833)
                                                        -------------  -------------

       Future net cash flows                              50,594,880     71,498,142
       10% discount factor                               (25,820,824)   (36,654,786)
                                                        -------------  -------------

         Standardized measure of discounted future net
           cash inflow                                  $ 24,774,056   $ 34,843,356
                                                        =============  =============

                                      F-35
     The  following  are  the  principal  sources  of change in the standardized measure  of  discounted  future  net  cash  flows  during  2006:

     Beginning of year                                                   $ 34,843,356
     Sales of oil and gas produced, net of production costs                  (496,028)
     Net changes in prices and production costs                            (4,126,970)
     Extensions, discoveries, and improved recovery, less related costs     1,672,043
     Development costs incurred during the period                           2,498,278
     Revisions of estimated development costs                              (1,190,277)
     Revisions of previous quantity estimates                             (20,819,265)
     Accretion of discount                                                  3,484,336
     Net change in income taxes                                             8,908,583
                                                                         -------------
                                                                         $ 24,774,056
                                                                         =============

     Total  standardized  measure  of  discounted  future  net  cash  inflow decreased  to  $24,774,056  as  of December 31, 2006 from $34,843,356 as of
     December  31,  2005.  The two main factors that caused the decrease in both reserve  quantities  and  PV-10 value from 2005 to 2006 were related to the
     Company's  Texas Panhandle waterflood project. The reasons were as follows:
     1)  the  price  of  natural gas used to calculate the PV-10 value decreased from  $13.08  to  $5.24  as  of the years ended December 31, 2005 and 2006, respectively;  and  2)  our  independent  reserve engineer made an internal decision  in  their  reserve estimation process for the year ended December
     31,  2006  to place greater confidence on different areas of available data related  to  the  waterflood  as  compared  to  the  year  end 2005 reserve estimate.  This  shift  in  focus  on other data by the independent reserve engineer  caused  a  decrease  in  the  estimate  of our Proved Undeveloped reserves in the Texas Panhandle project of approximately 570,000 barrels of oil  equivalent.

     STANDARDIZED  MEASURE  OF  DISCOUNTED  FUTURE  NET  CASH  FLOWS
     ---------------------------------------------------------------

     Future  net cash flows at each year end, as reported in the above schedule, were determined by summing the estimated annual net cash flows computed by:
     (1)  multiplying  estimated  quantities  of  proved reserves to be produced during  each  year  by  current  prices,  and  (2)  deducting  estimated expenditures  to  be  incurred  during each year to develop and produce the proved  reserves  (based  on  current  costs).

     Income  taxes  were computed by applying year-end statutory rates to pretax net  cash  flows,  reduced by the tax basis of the properties and available net  operating  loss  carryforwards.  The annual future net cash flows were discounted,  using  a  prescribed  10%  rate,  and  summed to determine the standardized  measure  of  discounted  future  net  cash  flow.

     The  Company  cautions  readers  that  the standardized measure information which  places  a  value on proved reserves is not indicative of either fair market  value  or  present  value  of  future  cash  flows.  Other  logical assumptions  could  have  been used for this computation which would likely have  resulted  in  significantly  different  amounts.  Such information is disclosed  solely  in  accordance  with  Statement  69 and the requirements promulgated  by  the  SEC  to provide readers with a common base for use in preparing  their  own  estimates  of  future  cash  flows and for comparing reserves  among companies. Management of the Company does not rely on these computations  when  making  investment  and  operating  decisions.

15.  SUBSEQUENT EVENTS
     -----------------

     CONVERTIBLE DEBT AGREEMENT

     On  February  1,  2007  the  Company  executed  a Note and Warrant Purchase
     Agreement  with an Institutional Investor for the sale of a $10,000,000, 8%
     Senior  Secured  Convertible  Promissory  Note  and  a four-year warrant to purchase 5,000,000 shares of common stock at an exercise price of $1.40 per share for total proceeds of $10,000,000. At the option of the investor, the three-year Convertible Note will be convertible into shares of common stock at  a  price  of  $1.00  per  share  after the earlier of one year from the closing  of  the transaction or three months after a registration statement relating  to  this  transaction  becomes  effective.  The

                                      F-36
     Warrant  is  exercisable  one  year  after  the closing of the transaction.

     The  Company may elect to redeem part or all of the outstanding Convertible
     Note  at  the  later  of  (i)  such  time  as the investor has the right to convert;  and  (ii)  twelve months from the date of closing, at one-hundred ten  percent  (110%)  of  the  principal  amount  of  the Convertible Note, provided however that such redemption right only applies if, upon receiving notice  of  redemption,  the lender has the right to convert all the shares the  Company  intends  to redeem at the applicable conversion price and the applicable  registration  statement for the resale of such shares of common stock  is  effective.

     The  Convertible  Note  is  collateralized  by  a  security  interest  in twenty-five  percent  of  the  membership  interest of the Company's wholly owned  subsidiary,  Exploration  Holding  Co.,  LLC, which owns one-hundred percent  of Barnett Petrosearch, LLC. Barnett Petrosearch is the subsidiary which  owns  a  5.54%  interest in DDJET, Ltd, LLP, and participates in the
     Barnett  Shale  Project.

                                      F-37